                                                                     EXHIBIT 2.1
                                                CONFIDENTIAL TREATMENT REQUESTED

                              --------------------

                            STOCK PURCHASE AGREEMENT

                              --------------------

                                      AMONG

                               FAIRLANE CREDIT LLC

                            FORD MOTOR CREDIT COMPANY

                             TRIAD ACQUISITION CORP.

                                       AND

                              TRIAD HOLDINGS, INC.

                          DATED AS OF DECEMBER 23, 2004

           CONFIDENTIAL PORTIONS OF THIS EXHIBIT MARKED WITH A TRIPLE
         ASTERISK ("***") HAVE BEEN OMITTED FROM THIS EXHIBIT AND FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
              PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN
         ACCORDANCE WITH RULE 406 UNDER THE SECURITIES ACT OF 1933, AS
                                    AMENDED.

                                TABLE OF CONTENTS

                                                                                                                     Page

                                    ARTICLE I

                                   DEFINITIONS

1.01.  Certain Defined Terms.....................................................................................      1
1.02.  Definitions...............................................................................................      8

                                                       ARTICLE II

                                          PURCHASE AND SALE OF SHARES; CLOSING

2.01.  Purchase and Sale of the Shares...........................................................................     10
2.02.  Purchase Price............................................................................................     10
2.03.  Payments on the Closing Date..............................................................................     11
2.04.  Closing; Payments.........................................................................................     11
2.05.  Closing Date Debt Amount..................................................................................     11
2.06.  Preparation of Closing Date Balance Sheet.................................................................     12
2.07.  Adjustment Amount.........................................................................................     13
2.08.  Change of Control Premium.................................................................................     14

                                                      ARTICLE III

                                REPRESENTATIONS AND WARRANTIES OF THE SELLER AND PARENT

3.01.  Organization, Authority and Qualification of the Seller and the Parent....................................     14
3.02.  Organization, Authority and Qualification of the Company..................................................     15
3.03.  Subsidiaries..............................................................................................     15
3.04.  Capitalization............................................................................................     15
3.05.  No Conflict...............................................................................................     16
3.06.  Consents and Approvals....................................................................................     16
3.07.  Taxes.....................................................................................................     16
3.08.  Employee Matters..........................................................................................     17
3.09.  Financial Statements......................................................................................     18
3.10.  Undisclosed Liabilities...................................................................................     18
3.11.  Absence of Certain Changes or Events......................................................................     18
3.12.  Litigation................................................................................................     19
3.13.  Compliance with Laws; Permits.............................................................................     19
3.14.  Contracts; No Defaults....................................................................................     20
3.15.  Brokers...................................................................................................     21
3.16.  Securitization Transactions...............................................................................     21
3.17.  Real Property.............................................................................................     22
3.18.  Intellectual Property.....................................................................................     23
3.19.  Insurance.................................................................................................     24

3.20.  Transactions with Certain Affiliates......................................................................     24
3.21.  Electronic Files..........................................................................................     25
3.22.  Disclaimer of Other Representations and Warranties........................................................     25

                                                       ARTICLE IV

                              REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND HOLDINGS

4.01.  Organization and Authority of the Purchaser and Holdings..................................................     25
4.02.  No Conflict...............................................................................................     26
4.03.  Consents and Approvals....................................................................................     26
4.04.  Litigation................................................................................................     26
4.05.  Brokers...................................................................................................     26
4.06.  Acquisition of Shares for Investment......................................................................     26
4.07.  Investigation by Purchaser; Seller's and Parent's Liability...............................................     27
4.08.  Financing.................................................................................................     28

                                                       ARTICLE V

                                                 PRE-CLOSING COVENANTS

5.01.  Operation of the Business.................................................................................     28
5.02.  Access to Information; Confidentiality....................................................................     31
5.03.  Notices and Consents......................................................................................     32
5.04.  Termination; Assignment...................................................................................     32
5.05.  Notice of Developments....................................................................................     32
5.06.  Financing.................................................................................................     32
5.07.  Certain Bank Accounts.....................................................................................     34
5.08.  Exclusivity...............................................................................................     34
5.09.  Hedge Agreement...........................................................................................     34

                                                       ARTICLE VI

                                                 POST CLOSING COVENANTS

6.01.  Further Action............................................................................................     34
6.02.  Intellectual Property.....................................................................................     34
6.03.  Access to Records.........................................................................................     34
6.04.  Non-Solicitation of the Purchaser's Employees.............................................................     35
6.05.  Confidentiality/ Seller and Parent........................................................................     35
6.06.  Confidentiality/ Purchaser................................................................................     35
6.07.  Participation Agreement...................................................................................     36

                                                      ARTICLE VII

                                                      TAX MATTERS

7.01.  Allocation of Straddle of Non-Periodic Taxes..............................................................     36

7.02.  Payment of Taxes..........................................................................................     36
7.03.  Transfer Taxes............................................................................................     37
7.04.  Filing of Tax Returns.....................................................................................     37
7.05.  Tax Refunds, Overpayments or Credits......................................................................     38
7.06.  Post-Closing Actions......................................................................................     38
7.07.  Cooperation...............................................................................................     38
7.08.  Section 338(h)(10) Elections..............................................................................     39
7.09.  Tax Indemnity.............................................................................................     40
7.10.  Tax Contests..............................................................................................     41
7.11.  Sales and Use Tax.........................................................................................     42

                                                      ARTICLE VIII

                                                    INDEMNIFICATION

8.01.  Survival..................................................................................................     43
8.02.  Indemnification by the Seller and the Parent..............................................................     44
8.03.  Indemnification by the Purchaser and Holdings.............................................................     45
8.04.  Limits on Indemnification.................................................................................     46
8.05.  Tax Treatment/ Insurance Claims...........................................................................     48
8.06.  Third Party Claims........................................................................................     48
8.07.  Exclusive Remedy..........................................................................................     49

                                                       ARTICLE IX

                                 CONDITIONS TO OBLIGATIONS OF THE SELLER AND THE PARENT

9.01.  Representations, Warranties and Covenants.................................................................     50
9.02.  No Proceeding or Litigation...............................................................................     50
9.03.  Purchaser's Note; HFI Loan and Security Agreement.........................................................     50
9.04.  Participation Agreement...................................................................................     50
9.05.  Deliverables..............................................................................................     51
9.06.  Consents and Approvals....................................................................................     51

                                                       ARTICLE X

                                CONDITIONS TO OBLIGATIONS OF THE PURCHASER AND HOLDINGS

10.01. Representations, Warranties and Covenants................................................................      51
10.02. No Proceeding or Litigation..............................................................................      51
10.03. Financing................................................................................................      51
10.04. HFI Loan and Security Agreement..........................................................................      51
10.05. Participation Agreement..................................................................................      51
10.06. Consents and Approvals...................................................................................      52
10.07. Deliverables.............................................................................................      52

                                                       ARTICLE XI

                                                   CLOSING DELIVERIES

11.01.  Closing Deliveries of the Seller.........................................................................     52
11.02.  Closing Deliveries of the Purchaser......................................................................     52

                                                       ARTICLE XII

                                            TERMINATION, AMENDMENT AND WAIVER

12.01.  Termination..............................................................................................     53
12.02.  Effect of Termination....................................................................................     54

                                                      ARTICLE XIII

                                                   GENERAL PROVISIONS

13.01. Expenses..................................................................................................     54
13.02. Headings..................................................................................................     54
13.03. Construction..............................................................................................     54
13.04. Notices...................................................................................................     55
13.05. Public Announcements......................................................................................     56
13.06. Severability..............................................................................................     57
13.07. Disclosure Schedule.......................................................................................     57
13.08. Entire Agreement..........................................................................................     57
13.09. Assignment................................................................................................     57
13.10. Amendment.................................................................................................     57
13.11. Waiver....................................................................................................     57
13.12. No Third Party Beneficiaries..............................................................................     57
13.13. Arbitration...............................................................................................     58
13.14. Governing Law.............................................................................................     58
13.15. Counterparts..............................................................................................     59

DISCLOSURE SCHEDULE

          The Disclosure Schedule shall include the following Sections:

3.03   Subsidiaries
3.06   Consents and Approvals
3.07   Taxes
3.08   Employee Matters
3.10   Undisclosed Liabilities
3.11   Absence of Certain Changes or Events
3.12   Litigation
3.13   Compliance with Laws; Permits
3.14   Contracts; No Defaults
3.16   Securitization Transactions
3.17   Real Property
3.18   Intellectual Property
3.19   Insurance
3.20   Transactions with Certain Affiliates
3.21   Electronic Files
4.03   Consents and Approvals
4.04   Litigation
4.07   Investigation by Purchaser; Seller's and Parent's Liability

EXHIBITS

Exhibit A         Company's Accounting Principles and Agreed Upon Procedures
Exhibit B         Purchaser's Note
Exhibit C         HFI Loan and Security Agreement
Exhibit D         Intentionally Omitted
Exhibit E         June 30th Balance Sheet
Exhibit F         Instrument of Accession to Stock Purchase Agreement
Exhibit G         Participation Agreement
Exhibit H         Summary of Hedge Agreement
Exhibit I         Section 338(h)(10) Elections
Exhibit J         Consents and Approvals
Exhibit K         Guaranty

      STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 23, 2004, by and among FAIRLANE CREDIT LLC, a Delaware limited liability company (the "Seller"), FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Parent"), TRIAD ACQUISITION CORP., a Delaware corporation (the "Purchaser") and TRIAD HOLDINGS, INC., a Delaware corporation ("Holdings").

      WHEREAS, the Seller owns all the issued and outstanding shares (the "Shares") of common stock, no par value (the "Common Stock"), of TRIAD FINANCIAL CORPORATION, a California corporation (the "Company");

      WHEREAS, the Seller is a wholly-owned subsidiary of Parent;

      WHEREAS, the Purchaser is a wholly-owned subsidiary of Holdings;

      WHEREAS, the Company and its Subsidiaries are engaged in the business of purchasing retail installment sales contracts from automobile dealers and other third-party lenders, originating motor vehicle loans directly to consumers, purchasing motor vehicle loans from third party lenders and servicing such installment sales contracts and loans (the "Business"); and

      WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller, the Shares, upon the terms and subject to the conditions set forth herein;

      NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      1.01. Certain Defined Terms. For purposes of this Agreement:

      "Action" means any administrative, regulatory or judicial claim, action, suit, arbitration, petition, appeal, demand, lien, notice of noncompliance or violation, investigation, proceeding, consent orders or consent agreements, inquiry, proceeding or investigation by or before any Governmental Authority.

      "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For the purpose hereof, the terms "control" or "controlled by" shall mean the possession of the power to direct, or cause the direction of, management and policies of the Company by contract or voting of securities or ownership interest.

      "Agreed Upon Procedures" means the accounting procedures mutually agreed upon by the parties expressly set forth on Exhibit A and described in reasonable detail therein.

      "Applicable Rate" means *** with respect to any Prepayment of a component of the Final Cash Consideration and the Equity Adjustment and *** with respect to any Prepayment relating to the Intercompany Debt, the Initial Debt Adjustment and the Second Debt Adjustment.

      "Beneficial Owner" means beneficial owner as defined in Rule 13d-3 under the Exchange Act.

      "Benefit Plan" means each "employee benefit plan," as defined in Section 3(3) of ERISA and each profit-sharing, bonus, stock option, stock purchase, stock ownership, pension, retirement, severance, deferred compensation, excess benefit, supplemental unemployment, post-retirement medical or life insurance, welfare or incentive plan, or sick leave, long-term disability, medical, hospitalization, life insurance, other insurance plan, or other employee benefit plan, program, arrangement or agreement, whether written or unwritten, qualified or non-qualified, funded or unfunded, maintained or contributed to by Seller or the Company or any of their affiliates for the benefit of officers, directors, employees or independent contractors of the Company or its Subsidiaries, including but not limited to any individual contract, offer letter or agreement with or addressed to any officer, director, employee or independent contractor of the Company or its Subsidiaries pursuant to which any Person has any actual or contingent liability or obligation to provide compensation and/or benefits in consideration for past, present or future services.

      "Business Day" means any day that is not a Saturday, a Sunday or other day on which the banks in New York, NY are authorized by Law or executive order to be closed.

      "Change of Control" shall mean, with respect to the Company after the Closing Date, (a) the sale or other disposition, or the approval by either the stockholders or the board of directors of the Company of a sale or other disposition, of all or substantially all of the assets of the Company in the aggregate, whether pursuant to a single transaction or pursuant to a series of transactions, other than through the sale of securitized assets in the ordinary course of the Company's business; (b) any Person other than the Purchaser or the Controlling Shareholders or any Control Affiliate, in the aggregate, becomes or agrees to become the Beneficial Owner, directly or indirectly, of securities of the Company or the surviving entity representing twenty-five percent (25%) or more of the then issued and outstanding equity and equity-equivalent securities of the Company or the surviving entity, other than any transaction that (i) is neither required to be disclosed by any Law nor permitted by its terms to be publicly announced or otherwise disclosed (other than pursuant to customary disclosure exceptions relating to non-public disclosures required by law) by any of the parties thereto (and does not otherwise constitute a Change of Control under clause (c) of this definition) nor (ii) results in any Person becoming the Beneficial Owner of fifty percent (50%) or more of the then issued and outstanding equity and equity-equivalent securities of the ultimate parent entity of the Company or the surviving entity; or (c) a merger or consolidation of the Company with or into any other entity, or a merger of any other entity into the Company, or the approval by either the stockholders or the board of directors of the Company of any such merger or consolidation, as a result of which the Purchaser, the Controlling Shareholders or any Control Affiliate, in the aggregate, ceases to be the Beneficial Owner, directly or indirectly, of securities of the Company or the surviving entity representing more than fifty percent (50%) of the then issued and outstanding equity and equity-equivalent securities of the Company or the surviving entity.

      "Change of Control Date" means such time as the transaction underlying the Change of Control has been consummated.

      "Change of Control Purchase Price" shall mean (a) the total pre-tax fair market value (as of the Change of Control Date) of all consideration (including cash, securities, property, and any other form of consideration) paid or payable, or otherwise to be distributed, directly or indirectly, to the Purchaser, or the Controlling Shareholders or an Affiliate thereof in connection with such Change of Control, in exchange for their shares of the Company (or any successor thereto) or, the implied valuation of such shares in connection with any primary share offering which constitutes a Change of Control, plus (b) the cumulative amount of any distribution to any of such Persons in excess of net income from Closing to such Change of Control Date plus (c) the amount by which the Final Cash Consideration exceeded the Purchaser's cash equity investment in the Company or Holdings as of the Closing Date.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company's Accounting Principles" means the accounting principles of the Company expressly set forth in Exhibit A and described in reasonable detail therein.

      "Company Loan" means each currently outstanding motor vehicle loan or motor vehicle installment sales contract owned or managed by the Company or any Subsidiary (including any outstanding loans sold or pledged in a Securitization Transaction).

      "Control Affiliate" means (i) any Person, of which the Purchaser or any of the Controlling Shareholders is the Beneficial Owner, directly or indirectly, of fifty percent (50%) or more of the then issued and outstanding equity and equity-equivalent securities; and (ii) any Person, which is the Beneficial Owner, directly or indirectly, of fifty percent (50%) or more of the then issued and outstanding equity and equity-equivalent securities of a Controlling Shareholder; and (iii) any Person the issued and outstanding equity and equity-equivalent securities of which are Beneficially Owned, directly or indirectly, fifty percent (50%) or more by any Person owning securities of a Controlling Shareholder and which meets the qualifications in the foregoing clause (ii); and (iv) any investment fund the general partner or manager of which is a Controlling Shareholder or is a Control Affiliate under any of clauses (i) - (iii) above.

      "Controlled Group Liabilities" means any liabilities attributable to the compensation, benefit, welfare and other comparable plans or arrangements of the Seller or its Affiliates (or any of their respective predecessors or successors) or any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which the Seller or any of its Affiliates (or any of their respective predecessors or successors, but not including the Company and its Subsidiaries) are or were obligated to contribute, (i) under Title IV of ERISA, (ii) under
Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) as a result of a failure to comply with the continuation coverage requirements of
Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) under corresponding or similar provisions of foreign laws or regulations.

      "Controlling Shareholders" means the Goldman Sachs Investor Group, Hunter's Glen/Ford, Ltd. and GTCR Golder Rauner II, LLC.

      "Disclosure Schedule" means the Disclosure Schedule attached hereto, dated as of the date hereof, delivered by the Seller and the Parent or the Purchaser and Holdings, as the case may be, to the other party pursuant to this Agreement prior to the execution hereof, as such Disclosure Schedule may be modified pursuant to Section 5.05(b) hereof.

      "Encumbrance" means any security interest, pledge, hypothecation, mortgage, deed of trust, lien (including environmental and Tax liens), assignment, charge or deposit arrangement, defect in title, violation, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement), restrictive covenant, the interest of a lessor under a capital lease (meaning any leasing or similar arrangement which is classified as a capital lease in the Financial Statements in accordance with GAAP), any financing lease bearing substantially the same economic effect as any of the foregoing, any contingent or other agreement to provide any of the foregoing, and any other condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or any other exercise of any attributes of ownership.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principles for financial reporting in the United States.

      "Goldman Sachs Investor Group" means GS Capital Partners 2000, L.P., GS Capital Partners 2000 Employee Fund, L.P., GS Capital Partners 2000 Offshore, L.P., Goldman Sachs Direct Investment Fund 2000, L.P., GS Capital Partners 2000 GmbH & Co. BETEILIGUNGS KG and MTGLQ Investors, L.P.

      "Governmental Authority" means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body (except an arbitral body established pursuant to Section 13.13) of competent jurisdiction.

      "Governmental Authorizations" shall mean any material consent, license, registration, filing, approval, franchise, concession or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any legal requirement, in each case for the ownership or operation of the Business.

      "HFI Receivables" means motor vehicle retail installment sales contracts and loans identified on Section 3.21 of the Disclosure Schedule attached hereto as an electronic compact disk file titled June302004HFS.xls.

      "HFI Receivables Balance" means the outstanding principal balance of the HFI Receivables (which shall not include any reserves) as disclosed on the Preliminary Balance Sheet.

      "Income Tax" means any federal, state, local, or foreign income or franchise tax measured by or imposed on net income, including any interest, penalty, or addition thereto, whether disputed or not.

      "Income Tax Return" means any return declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

      "Indemnified Parties" means the Seller Indemnified Parties and the Purchaser Indemnified Parties, or either the Seller Indemnified Parties or the Purchaser Indemnified Parties pursuant to Section 8.06.

      "Indemnifying Parties" means the Seller Indemnifying Parties and the Purchaser Indemnifying Parties, or either the Seller Indemnifying Parties or the Purchaser Indemnifying Parties pursuant to Section 8.06.

      "Independent Accountant" means an internationally recognized certified public accounting firm mutually agreed upon by the parties, excluding their respective regular outside accounting firms.

      "Insurer" shall mean Ambac Assurance Corporation and/or MBIA Insurance Corporation.

      "Intercompany Debt" means an amount equal to the outstanding indebtedness from the Company and payable to the Seller or any of the Seller's Affiliates (including any amounts due from the Company to the Seller or any of its Affiliates for intercompany charges, other than amounts covered by the definition of Net Deferred Tax Liability), any accrued but unpaid interest thereon, and any other amounts payable with respect to such indebtedness.

      "IRS" means the Internal Revenue Service.

      "Knowledge" of the Seller and/or the Company means the actual knowledge, after due inquiry, of the following individuals: Malcolm Sutherland and John Noone.

      "Law" means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law) or any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority, including, without limitation, (i) the rules, regulations and requirements of any agency with jurisdiction over the Business, (ii) any applicable laws or ordinances, and any regulations or orders issued thereunder, governing or pertaining to unlawful discrimination in lending (including without limitation, equal credit opportunity, retail installment sales, and fair credit reporting), truth-in-lending, consumer credit (including without limitation the Federal Consumer Credit Protection Act, the Federal Truth-in-Lending Act and Regulation Z thereunder, and the Federal Equal Credit Opportunity Act and Regulation B thereunder) and the privacy regulations of the Federal Trade Commission; (iii) all applicable usury and interest limitations laws; (iv) the Gramm-Leach-Bliley Act and (v) all applicable laws pertaining to the documentation, underwriting, origination, purchase, assumption, modification, sale, pooling and servicing of any Company Loans by the Company and its Subsidiaries.

      "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law or Action and those arising under any contract, agreement, arrangement, commitment or undertaking provided, however, Liabilities shall not include any consequential, special, indirect or punitive damages except as provided in Section 8.04 (f)(iv).

      "Material Adverse Effect" means any change in, or effect on, the Company that is, or would be reasonably expected to be, materially adverse to the business, properties, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; provided that none of the following will constitute or be taken into account in determining whether there has been a Material Adverse Effect: (a) any adverse change, event, development, or effect, to the extent arising from (i) general business or economic conditions affecting the industry in which Company operates, including such conditions affecting the Business, (ii) general national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index or general changes in interest rates and any implications thereof), (iv) changes in GAAP taking effect after the date hereof, (v) changes in Law taking effect after the date hereof (vi) changes in the interpretation or enforcement of Law by any Governmental Authority generally applicable to similarly situated companies or (vii) the taking of any action expressly required to be taken by this Agreement and the other agreements contemplated hereby.

      "Net Deferred Tax Liability" means the deferred Income Tax liability less deferred Income Tax assets less amounts due from Parent or Affiliates of the Parent for Income Taxes plus amounts due to Parent or Affiliates of the Parent for Income Taxes plus any Income Tax payable less any Income Tax receivable, in each case, as reflected in the Preliminary Balance Sheet or the Closing Date Balance Sheet, as the case may be. For the avoidance of doubt the Net Deferred Tax Liability is prior to giving effect to any of the Transactions contemplated by this Agreement except as set forth in the Agreed Upon Procedures.

      "Net Worth" means the amount of the Company's assets minus Company's liabilities as reflected in the Preliminary Balance Sheet or the Closing Date Balance Sheet, as the case may be.

      "Non-Income Tax" means any Tax other than an Income Tax or sales and use Tax.

      "Non-Income Tax Return" means any return declaration, report, claim for refund, or information return or statement relating to Non-Income Taxes, including any schedule or attachment thereto.

      "Operational Meetings" means meetings, either in person, telephonic or otherwise, attended by senior management of the Company and representatives of the Seller to be held in accordance with a schedule to be agreed upon by the parties, at which time any actions contemplated by Section 5.01 hereof will be discussed and if any affirmative action is to be taken thereon, authorized.

      "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

      "Post-Closing Period" means any taxable year or period that begins after the Closing Date and, with respect to any taxable year or period beginning on or before and ending after the Closing Date, the portion of such taxable year or period beginning after the Closing Date.

      "Pre-Closing Period" means any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning on or before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date.

      "Preliminary Balance Sheet" means the consolidated balance sheet of the Company prepared by the Seller as of the month-end prior to the Closing Date in accordance with the Agreed Upon Procedures, to be delivered by the Seller to the Purchaser at least ten (10) days prior to the Closing Date.

      "Property Taxes" means real, personal and intangible ad valorem property taxes.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Straddle Period" means any taxable year of the Company that begins on or before and ends after the Closing Date.

      "Subsidiaries" means any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries. For the purpose hereof, the term "controlled by" shall mean the possession of the power to direct, or cause the direction of, management and policies of the Subsidiary by contract or voting of securities or ownership interest.

      "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including Income Tax and other taxes and charges on or regarding franchises, windfall or other profits, escheat, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

      "Tax Claim" means any claim with respect to Taxes made by any taxing authority that, if pursued successfully, would reasonably be expected to serve as the basis for a claim for indemnification under Article VII.

      "Tax Returns" means any return, declaration, report, election, claim for refund or information return or other statement or form relating to, filed or required to be filed with any Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

      "Transactions" means collectively, the transactions effectuated by this Agreement, the Participation Agreement, the HFI Loan and Security Agreement and the Hedge Agreement.

      1.02. Definitions. The following terms have the meanings set forth in the Sections set forth below:

                  Definition                            Location
                  ----------                          ------------
"Actual Value"....................................    2.06(e)(iii)
"Adjustment Amount"...............................    2.07
"Agreement".......................................    Preamble
"Arbitration Notice"..............................    13.13
"Audited Financial Statements.....................    3.09(a)
"Basket Amount"...................................    8.04(b)
"Business"........................................    Recitals
"Challenge".......................................    7.08(d)
"Change of Control Premium".......................    2.08
"Closing".........................................    2.04(a)
"Closing Date"....................................    2.04(a)
"Closing Date Balance Sheet"......................    2.06(b)
"Closing Date Debt Amount"........................    2.05
"Closing Date Goodwill Amount"....................    2.08
"Commitment Letters"..............................    4.08
"Common Stock"....................................    Recitals
"Company".........................................    Recitals
"Company Insurance Policies"......................    3.19(a)
"Company Management"..............................    8.03(c)
"Consents and Approvals"..........................    3.06
"Copyrights"......................................    3.18(a)
"Core Covenants"..................................    8.01(c)(ii)
"Discount"........................................    2.02(a)
"Draft Closing Date Balance Sheet"................    2.06(a)
"Draft Pages"                                         5.06(c))
"Equity Adjustment"...............................    2.07(a)
"ERISA"...........................................    3.08(a)
"Expiring Representations"........................    8.02(a)
"Final Allocation"................................    7.08(a)
"Final Cash Consideration"........................    2.02(a)
"Final Debt Amount"...............................    2.02(b)
"Financial Statements"............................    3.09(a)
"Hedge Agreement".................................    5.09
"HFI Loan and Security Agreement".................    2.02(c)
"High Value"......................................    2.06(e)(ii)
"Highly Confident Letter".........................    4.08
"Holdings"........................................    Preamble
"Income Tax Proceeding"...........................    7.10(b)
"Initial Cash Consideration"......................    2.03(a)
"Initial Debt Adjustment".........................    2.05

                  Definition                           Location
                  ----------                          ----------
"Initial Debt Amount".............................    2.03(b)
"Interim Financial Statements"....................    3.09(a)
"Investment Company Act"..........................    3.16(b)
"June 30th Balance Sheet".........................    3.09(a)
"Lender Group"....................................    4.08
"Losses"..........................................    8.02
"Low Value".......................................    2.06(e)(i)
"Marketing Materials".............................    8.03(c)
"Marks"...........................................    3.18(a)
"Material Contracts"..............................    3.14(b)
"Maximum Indemnification Amount"..................    8.04(c)
"Minimum Indemnification Amount"                      8.04(a)
"Multiple Employer Plan"                              3.08(a)
"Neutral Arbitrator"..............................    13.13
"Offering Circular"...............................    8.03(c)
"Oral Statements".................................    8.03(c)
"Parent"..........................................    Preamble
"Parent Guarantees"...............................    5.04
"Participation Agreement".........................    6.07
"Patents".........................................    3.18(a)
"Pension Plan"....................................    3.08(a)
"Post-Closing Sales and Use Tax Issues"...........    7.11(c)
"Pre-Closing Sales and Use Tax Issues"............    7.11(a)
"Prepayments".....................................    2.06(c)
"Proposed Allocation".............................    7.08(a)
"Proposed Determination"..........................    7.08(a)
"Purchase Price"..................................    2.02(e)
"Purchaser".......................................    Preamble
"Purchaser Indemnified Parties....................    8.02
"Purchaser Indemnifying Parties...................    8.03
"Purchaser Information""..........................    6.05
"Purchaser Observers".............................    5.02(b)
"Purchaser Parties"...............................    5.02(c)
"Purchaser's Rule 144A Offering"..................    5.06(b)
"Purchaser's Note"................................    2.02(c)
"Purchaser Straddle Returns"......................    7.04(a)
"Purchaser Straddle Statement"....................    7.04(a)
"Real Property"...................................    3.17
"Receiving Party".................................    13.13
"Representatives".................................    5.02(a)
"Return Threshold Amount".........................    2.08
"Road Shows"......................................    5.06(b)
"Road Show Date"..................................    5.05(b)
"Sales and Use Tax Issues"........................    7.11
"Second Debt Adjustment"..........................    2.07(a)
"Securitization Entity"...........................    3.16(b)

                  Definition                          Location
                  ----------                          --------
"Securitization Instruments"......................    3.16(a)
"Securitization Issuer"...........................    3.16(b)
"Securitization Servicer".........................    3.16(a)
"Securitization Transaction"......................    3.16(a)
"Section 338 Elections"...........................    7.08(b)
"Seller"..........................................    Preamble
"Seller Indemnified Parties"......................    8.03
"Seller Indemnifying Parties".....................    8.02
"Seller Information"..............................    6.06
"Seller Parties"..................................    4.07(b)
"Seller Straddle Returns".........................    7.04(b)
"Seller Straddle Statement".......................    7.04(b)
"Shares"..........................................    Recitals
"Straddle Period Sales and Use Tax Issues"........    7.11(b)
"Technology Contracts"............................    3.18(a)
"Third Party Claim" ..............................    8.06(a)
"Trade Secrets"...................................    3.18(a)
"Transfer Taxes"..................................    7.03
"Underwriter".....................................    4.08
"Updated Letter"..................................    5.06(a)

                                   ARTICLE II

                      PURCHASE AND SALE OF SHARES; CLOSING

      2.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, free and clear of all Encumbrances, the Shares of the Company and the Purchaser shall purchase the Shares of the Company.

      2.02. Purchase Price. In consideration for the Shares, and in accordance with the procedures set forth in Sections 2.03 through 2.08 hereof, the Purchaser agrees to the following:

      (a) to pay to the Seller an amount equal to: *** (for purposes of the calculations in Sections 2.02(a), 2.03(a) and 2.08, Net Deferred Tax Liability shall be a positive number if a net liability on the Preliminary or Closing Date Balance Sheet, as applicable, and a negative number if a net asset on the Preliminary or Closing Date Balance Sheet, as applicable);

      (b) to cause the Company to repay to the Seller or the Seller's Affiliates the Intercompany Debt as reflected on the Closing Date Balance Sheet, less the amount of the Purchaser's Note (the "Final Debt Amount");

      (c) to cause the Company to execute on the Closing Date (i) the promissory note payable to the Parent or the Parent's assignee in the form attached hereto as Exhibit B

("Purchaser's Note") in the stated principal amount equal to ***, and (ii) the loan agreement attached hereto as Exhibit C (the "HFI Loan and Security Agreement"); and

      (d) to pay or to cause to be paid to the Seller or the Seller's Affiliates the Change of Control Premium (as defined in Section 2.08), if any.

      (e) Payments pursuant to Sections 2.02(a), (b), (c) and (d) constitute the "Purchase Price." At the Closing Date, the Seller and the Purchaser agree to treat the fair market value of the Purchaser's Note as equal to the face amount of such note for all Income Tax purposes.

      2.03. Payments on the Closing Date.

      (a) The Purchaser shall pay the Seller at Closing an amount equal to: ***; and

      (b) The Purchaser shall cause the Company at Closing to repay the Seller or the Seller's Affiliates the amount of the Intercompany Debt as of the date that is five (5) Business Days before the Closing Date in accordance with a calculation to be provided by the Seller to the Purchaser at least three (3) Business Days prior to the Closing Date less the amount of the Purchaser's Note (the "Initial Debt Amount").

      2.04. Closing; Payments.

      (a) Subject to the terms and conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601, at 8:00 A.M. Central Standard Time on the later of February 28, 2005 or the last Business Day of the month during which all conditions to the obligations of the parties set forth in Articles IX and X have been satisfied or waived or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the "Closing Date").

      (b) All payments required to be made under this Agreement by any party shall be made by wire transfer in immediately available federal funds. If payments are to be made to the Seller, the Purchaser shall include the Seller's ABA Routing Number in the wiring instructions. If payments are to be made to the Purchaser, the Seller shall include the Purchaser's ABA Routing Number in the wiring instructions. Each of the parties shall provide to the other party its ABA Routing Number no less than two (2) Business Days prior to the Closing.

      2.05. Closing Date Debt Amount. Within five (5) Business Days of the Closing Date the Seller and the Purchaser shall determine the amount of the Intercompany Debt as of the Closing Date, less the amount of the Purchaser's Note (the "Closing Date Debt Amount"). To the extent the Closing Date Debt Amount exceeds the Initial Debt Amount, the Purchaser shall pay or cause the Company to pay the excess to the Seller within (2) Business Days of the determination of such amount. To the extent the Closing Date Debt Amount is less than the Initial Debt Amount, the Seller shall repay the deficit to the Purchaser within two (2) Business Days of the determination of such amount. In the case of either adjustment (the "Initial Debt Adjustment"), there shall be added to such amount interest thereon at the Applicable Rate from the Closing Date until the date of such payment.

      2.06. Preparation of Closing Date Balance Sheet.

      (a) Within forty-five (45) days after the Closing Date, the Purchaser will deliver to the Seller a draft consolidated balance sheet (the "Draft Closing Date Balance Sheet") for the Company as of the close of business on the Closing Date (determined on a pro forma basis as though the parties had not consummated the Transactions) and prepared in accordance with the Agreed Upon Procedures.

      (b) If, within forty-five (45) days following its receipt of the Draft Closing Date Balance Sheet, the Seller does not dispute the Draft Closing Date Balance Sheet, such balance sheet shall be deemed to be the consolidated balance sheet of the Company on the Closing Date (the "Closing Date Balance Sheet").

      (c) If the Seller has any objections to the Draft Closing Date Balance Sheet, it will deliver a detailed statement in writing describing its objections to the Purchaser within forty-five (45) days after receiving the Draft Closing Date Balance Sheet. Purchaser and Seller will use commercially reasonable efforts to resolve any such objections themselves. If Purchaser and Seller achieve a final resolution of the Seller's objections to the Draft Closing Date Balance Sheet within thirty (30) days after the Purchaser's receipt of the Seller's written statement of such objections, such resolution shall be set forth in writing and such Draft Closing Date Balance Sheet, together with any revisions thereto agreed upon by and between the Purchaser and the Seller pursuant to this Section 2.06(c), shall be deemed to be the Closing Date Balance Sheet. The Purchaser and the Seller shall be entitled to prepay any amounts not in dispute or as to which the parties achieve final resolution (such amounts actually paid "Prepayments") plus interest at the Applicable Rate between the Closing Date and the date of such Prepayment. Any party making a Prepayment shall provide two (2) Business Days advanced written notice thereof to the other party.

      (d) If the Purchaser and the Seller do not achieve a final resolution of the Seller's objections to the Draft Closing Date Balance Sheet within thirty
(30) days after the Purchaser's receipt of the Seller's written statement of such objections, the parties will jointly engage an Independent Accountant to resolve any disputes remaining between the parties. The Purchaser and the Seller shall instruct the Independent Accountant to deliver its written determination to the Purchaser and the Seller no later than the thirtieth (30th) day after such dispute was referred to it. The Independent Accountant shall act to determine, based solely on the provisions of this Section 2.06, related definitions contained herein and the presentations by the Seller and the Purchaser, and not by independent review, only those issues still in dispute and only as to whether such amounts (i) were arrived at in conformity with the Agreed Upon Procedures, (ii) were arrived at in conformity with the terms of this Agreement or (iii) contain arithmetic error. The determination of the Independent Accountant (i) will be set forth in writing, (ii) for any item in dispute shall not be in excess of, nor less than, the greatest or lowest value, respectively, claimed by either party for that particular item, (iii) will state that the Draft Closing Date Balance Sheet has been prepared in accordance with the Agreed Upon Procedures and in conformity with this Agreement and (iv) will be conclusive and binding upon the parties. The Purchaser will revise the Draft Closing Date Balance Sheet to reflect the resolution of any objections thereto pursuant to this Section 2.06(d), whereupon such Draft Closing Date Balance Sheet, together with any revisions thereto pursuant to this Section 2.06(d), shall be deemed to be the Closing Date Balance Sheet.

      (e) In the event the parties submit any unresolved objections to the Independent Accountant for resolution as provided in Section 2.06(d) above, the Independent Accountant shall resolve each of such objections in favor of either the Purchaser or the Seller, and the Purchaser and Seller will share responsibility for the fees and expenses of the Independent Accountant as follows:

            (i) if the Independent Accountant resolves all the remaining objections in favor of the Purchaser (the "Low Value"), the Seller will be responsible for all of the fees and expenses of the Independent Accountant;

            (ii) if the Independent Accountant resolves all the remaining objections in favor of the Seller (the "High Value"), the Purchaser will be responsible for all of the fees and expenses of the Independent Accountant; and

            (iii) if the Independent Accountant resolves some of the remaining objections in favor of the Purchaser and the rest of the remaining objections in favor of the Seller (the "Actual Value"), the Seller will be responsible for that fraction of the fees and expenses of the Independent Accountant equal to
(x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value, and the Purchaser will be responsible for the remainder of the fees and expenses.

      (f) The Purchaser will make the work papers and back-up materials and all other data used in preparing the Draft Closing Date Balance Sheet, and the books, records and financial statements of the Company and its Subsidiaries, available to Seller and its accountants and other representatives during normal business hours upon reasonable notice at any time during (i) the preparation by Purchaser of the Draft Closing Date Balance Sheet, (ii) the review by the Seller of the Draft Closing Date Balance Sheet and (iii) the resolution by the parties of any objections thereto. Similarly, the Seller will make the work papers and back-up materials and all other data used in connection with its objections to the Draft Closing Date Balance Sheet available to Purchaser and its accountants and other representatives during normal business hours upon reasonable notice at any time during (i) the review by the Purchaser of the written objection to the Draft Closing Date Balance Sheet and (ii) the resolution by the parties of such objection.

      2.07. Adjustment Amount. The "Adjustment Amount" shall be calculated and paid as follows:

      (a) The Adjustment Amount will be equal to (i) the Final Cash Consideration less the Initial Cash Consideration adjusted up or down (as the context requires) to reflect any Prepayment of a component of the Final Cash Consideration (the "Equity Adjustment") plus (ii) the Final Debt Amount less the Closing Date Debt Amount adjusted up or down (as the context requires) to reflect any Prepayment of a component of the Final Debt Amount (the "Second Debt Adjustment").

      (b) If the Adjustment Amount is a positive number, then the Purchaser will pay to the Seller, within three (3) Business Days after the date of the final determination of the Closing Date Balance Sheet, an amount equal to such excess plus interest thereon at the Applicable Rate for each of the Equity Adjustment and Second Debt Adjustment, respectively, from the Closing Date until the date of such payment.

      (c) If the Adjustment Amount is a negative number, then the Seller will pay to the Purchaser, within three (3) Business Days after the date of the final determination of the Closing Date Balance Sheet, an amount equal to such deficit plus interest thereon at the Applicable Rate related to each of the Equity Adjustment and Second Debt Adjustment, respectively, from the Closing Date until the date of such payment.

      2.08. Change of Control Premium. If a Change of Control occurs during the twelve (12) month period after the Closing Date, each of the Purchaser and Holdings, as the case may be, will or will cause the Company or the surviving entity to pay the Change of Control Premium to the Seller within forty-five (45) days following the Change of Control Date. The "Change of Control Premium" shall be determined as follows: (i) if the Change of Control Purchase Price is less than or equal to an amount equal to the Final Cash Consideration plus *** annualized pre-tax return thereon through the Change of Control Date (the "Return Threshold Amount"), then the Change of Control Premium shall equal ***;
(ii) if the Change of Control Purchase Price is greater than the Return Threshold Amount, but less than or equal to the sum of (A) the Return Threshold Amount and (B) the Closing Date Goodwill Amount (as defined below), then the Change of Control Premium shall equal the Change of Control Purchase Price less the Return Threshold Amount; and (iii) if the Change of Control Purchase Price is greater than the sum of the Return Threshold Amount and the Closing Date Goodwill Amount, the Change of Control Premium shall equal the sum of the Closing Date Goodwill Amount and *** of the excess of the Change of Control Purchase Price over the sum of (A) the Return Threshold Amount and (B) the Closing Date Goodwill Amount. The "Closing Date Goodwill Amount" shall mean the amount (if positive) equal to (i) the Net Worth as reflected on the Closing Date Balance Sheet, plus (ii) the Net Deferred Tax Liability as reflected on the Closing Date Balance Sheet, minus (iii) the Final Cash Consideration, minus (iv)
***.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                            OF THE SELLER AND PARENT

            As an inducement to the Purchaser and Holdings to enter into this Agreement, the Seller, and solely where expressly so stated, the Parent, hereby represent and warrant to the Purchaser (except as set forth in a correspondingly enumerated section of the Disclosure Schedule) as follows:

      3.01. Organization, Authority and Qualification of the Seller and the Parent. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Transactions. Parent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Transactions. The Seller is a wholly-owned subsidiary of the Parent. The execution and delivery of this Agreement by the Seller and the Parent, the performance by the Seller and the Parent of their respective obligations hereunder, and the consummation by the Seller and the Parent of the Transactions have been duly authorized by all requisite action on the part of each of the Seller and the Parent and, to the extent necessary or appropriate, by their respective boards and shareholders or members, as the case may be. This Agreement has been duly executed and delivered by the Seller and the Parent, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of both the Seller and the Parent, enforceable against the Seller and the Parent in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles. The Seller has the authority to transfer and convey valid and legal title of the Shares to the Purchaser.

      3.02. Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to carry on the Business as it has been and is currently being conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. True and correct copies of the certificate of incorporation and bylaws of the Company, each as in effect on the date hereof, have been made available to the Purchaser.

      3.03. Subsidiaries. Section 3.03(a) of the Disclosure Schedule sets forth a true and complete list, containing the name, jurisdiction of organization and capitalization of each Subsidiary of the Company and the jurisdictions in which each Subsidiary is qualified to do business as a foreign corporation. All of the issued and outstanding shares of capital stock or membership interests of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. The Company holds of record and owns beneficially and free and clear of all Encumbrances all of the outstanding shares or membership interests of each Subsidiary of the Company and there are no outstanding options, rights or contracts of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any Subsidiary of the Company. Except as set forth in Section 3.03(b) of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any Person that is not a Subsidiary of the Company, other than publicly traded securities constituting less than five percent of the outstanding equity of the issuing entity.

      3.04. Capitalization. The authorized capital stock of the Company consists of 9,069 shares of Common Stock and no shares of preferred stock. As of the date hereof, 9,069 shares of Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company relating to the issuance, sale, purchase, redemption or transfer of any equity securities of the Company, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares constitute all of the issued and outstanding capital stock of the Company and are owned of record and beneficially by the Seller free and clear of all Encumbrances and there are no outstanding options, rights or contracts of any kind relating to the issuance, sale or transfer of any capital stock of the Company. Upon consummation of the Transactions and registration of the Shares in the name of the Purchaser in the stock records of the Company, the Purchaser will own all the issued and outstanding capital stock of the Company free and clear of all Encumbrances. Upon consummation of the Transactions, the Shares will be fully paid and nonassessable.

      3.05. No Conflict. Neither the execution and the delivery of this Agreement nor the consummation of the Transactions will (a) violate or conflict with any Law applicable to the Parent, the Seller, the Company or any of its Subsidiaries, assuming that all Consents and Approvals have been obtained, except where such violation or conflict would not reasonably be expected to have a Material Adverse Effect, (b) conflict with or result in the breach of any provision of the organizational documents of the Parent, the Seller, the Company or any of its Subsidiaries, or (c) assuming that all Consents and Approvals have been obtained, result in the creation or imposition of any Encumbrance upon or with respect to any of the assets owned or used by the Company or any of its Subsidiaries or the Shares.

      3.06. Consents and Approvals. All material consents, approvals, ratifications, waivers, Governmental Authorizations and other authorizations required to be obtained by each of the Parent, the Seller, the Company and its Subsidiaries for the execution, delivery and performance by the Seller of the Transactions are set forth in Section 3.06 of the Disclosure Schedule (collectively, "Consents and Approvals").

      3.07. Taxes. Except as set forth in Section 3.07 of the Disclosure
Schedule:

      (a) All material Tax Returns that were required to be filed by, or with respect to, the Company and its Subsidiaries have, in accordance with applicable law, been timely filed (taking into account extensions), and all such Tax Returns are true, correct and complete in all material respects. All material Taxes due and owing by or with respect to the Company and its Subsidiaries (whether or not shown on any Tax Return) have been paid.

      (b) Neither the Company nor any of its Subsidiaries is doing business in or maintains a taxable presence in a jurisdiction in which it does not file Tax Returns, and no Tax Claim has been made in writing by any taxing authority in such a jurisdiction that any of the Company or its Subsidiaries is or may be subject to taxation by that jurisdiction.

      (c) There is no action, suit, proceeding, claim for refund, investigation, assessment, adjustment, audit or claim now proposed or pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax.

      (d) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. There are no outstanding powers of attorney enabling any party to represent the Company or any Subsidiary with respect to Tax matters.

      (e) There are no liens for Taxes (other than Taxes not yet due) upon the assets of the Company or any of its Subsidiaries.

      (f) Each of the Company and its Subsidiaries (i) has been a member of Ford Motor Company's affiliated group for purposes of filing a consolidated federal Tax Return since the taxable year ended December 31, 1999, and (ii) has never been a member of any other affiliated, consolidated, combined or unitary group.

      (g) Seller is not subject to withholding under Section 1445 of the Code with respect to any of the Transactions.

      (h) Neither the Company nor any Subsidiary will be required to include any material item of income in, or exclude a material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision under state, local or foreign Income Tax law), (ii) written and legally binding agreement with a taxing authority relating to Taxes, (iii) installment sale or open transaction disposition or intercompany transaction made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date, or (v) deferred intercompany gain or excess loss account described in Treasury regulations promulgated under
Section 1502 of the Code (or any corresponding or similar provision under state, local or foreign Income Tax law).

      (i) There are no unpaid deficiencies asserted or assessments made by any Governmental Authority against the Company or any of its Subsidiaries with respect to Taxes.

      (j) Neither the Company nor any Subsidiary is (i) a party to any written or unwritten Tax allocation or Tax sharing agreement, arrangement, understanding or contract or (ii) liable for the Taxes of any Person other than the Company and its Subsidiaries.

      (k) The Company and each of its Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

      (l) ***

      3.08. Employee Matters.

      (a) Section 3.08(a) of the Disclosure Schedule contains a complete and accurate list of all Benefit Plans, copies of which have been made available to the Purchaser. Other than the Benefit Plans listed on Section 3.08(a) of the Disclosure Schedule, neither the Company nor any Subsidiary currently maintains, contributes to, or has any liability under, any Benefit Plan. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Pension Plan"), and which is intended to be qualified under Section 401(a) of the Code, is subject to a current favorable tax-determination letter from the IRS, and no events have occurred that could adversely affect in any material respect the qualified status of any Pension Plan. No Benefit Plan (i) is subject to Title IV of ERISA, (ii) is a "multiemployer plan" as defined under Section 3(37) of ERISA, and/or (iii) except as required by statute or as set forth on
Schedule 3.08(a), provides for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof and/or (iv) is a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"). Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (x) result in, cause the accelerated vesting, funding or delivery of, or increase the amount or value of, any payment or benefit to any officer, director, employee or independent contractor of the Company or any of the Subsidiaries, or (y) result in any limitation on the right of any Person to amend, merge or terminate any Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) in connection with the Transactions will be an "excess parachute payment" within the meaning of Section 280G of the Code. The Company has provided to the Purchaser prior to the date hereof materially accurate information identifying all current officers, employees and independent contractors of the Company and its Subsidiaries by name and years of service.

      (b) There is not presently pending or existing with respect to the Company or its Subsidiaries (i) any strike, slowdown, picketing or work stoppage or (ii) any application for certification of a collective bargaining agent or similar entity or individual. None of the Seller, the Company or any of the Subsidiaries is a party, or otherwise subject to, any collective bargaining agreement with any labor union or association representing employees of the Company or any Subsidiary.

      3.09. Financial Statements.

      (a) The Seller has made available to the Purchaser (i) the audited consolidated balance sheets and the related audited consolidated statements of income and cash flows of the Company (including the related notes and schedules thereto) at and for the fiscal years ended as of December 31, 2002 and December 31, 2003 (the "Audited Financial Statements") and (ii) the unaudited consolidated balance sheet of the Company at June 30, 2004 attached hereto as Exhibit E (the "June 30th Balance Sheet") and the related unaudited consolidated statement of income for the period ended June 30, 2004 (the "Interim Financial Statements," and together with the Audited Financial Statements, the "Financial Statements").

      (b) The Audited Financial Statements have been prepared in accordance with GAAP and consistent with past practice and present fairly, in all material respects, the consolidated financial condition, results of operations, changes in shareholders' equity and cash flows of the Company, in each case, as of the dates thereof or for the periods covered thereby.

      (c) The Interim Financial Statements have been prepared in accordance with Company's Accounting Principles, and present fairly in all material respects (subject to normal year-end adjustments and the absence of footnotes), the consolidated financial condition and results of operations of the Company, in each case, as of the dates thereof or for the periods covered thereby.

      3.10. Undisclosed Liabilities. Except as set forth in Section 3.10 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any Liabilities except (i) Liabilities reflected in the June 30th Balance Sheet,
(ii) Liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (iii) Liabilities incurred after the date of the Interim Financial Statements in the ordinary course of business and consistent with past practice that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. At the Closing, the Company and its Subsidiaries will have possession of all of their respective books and records, including sales and use Tax Returns.

      3.11. Absence of Certain Changes or Events. Since June 30, 2004, except as set forth in Section 3.11 of the Disclosure Schedule or as contemplated by this Agreement, to the Knowledge of the Seller, (i) the Company and its Subsidiaries have operated the Business in all material respects only in the ordinary course of business consistent with past practice, (ii) there has not occurred any event, development or change which, individually or in the aggregate, has had or would be reasonably expected to have a Material Adverse Effect and (iii) none of the Seller, the Company or any of its Subsidiaries has taken any action or failed to take any action that would have been prohibited in any material respect under Section 5.01 hereof had such action or failure to act occurred or failed to occur after the date hereof.

      3.12. Litigation. Except as set forth in Section 3.12(a) of the Disclosure Schedule, and except for litigation of the Company against customers in the ordinary course of business, there are no material written claims, lawsuits, litigation, actions, arbitrations, administrative or other proceedings or investigations, claim letters or charges pending before a court of competent jurisdiction or, to the Knowledge of the Seller or the Company, threatened in writing against the Company or any of its Subsidiaries. Except as set forth in
Section 3.12(b) of the Disclosure Schedule, there are no material unsatisfied judgments or outstanding orders, injunctions, decrees, stipulations or awards rendered by a Governmental Authority against the Company or any of its Subsidiaries or any of their respective properties or businesses. Neither the Seller, nor the Company and its Subsidiaries, is subject to any judgment, decree, injunction or orders of any court or Governmental Authority, which would reasonably be expected to materially impact the ability of the Seller or Parent to perform its obligations hereunder and to consummate the Transactions or the ability of the Company and its Subsidiaries to continue to operate the Business as it is being conducted as of the date hereof.

      3.13. Compliance with Laws; Permits. Except as set forth in Section 3.13 of the Disclosure Schedule, (A) each of the Company and its Subsidiaries (i) conducts, and during the past twenty-four (24) months has conducted, the Business in all material respects in accordance with all applicable Laws; (ii) holds, owns or possesses all Governmental Authorizations necessary for the ownership of the property and assets and the conduct of the Business as the same has been conducted during the past twenty-four (24) months and is currently conducted, and all such Governmental Authorizations are in full force and effect; and (iii) is in compliance in all material respects with its respective obligations under such Governmental Authorizations; and (B) except for matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, during the past twenty-four (24) months, none of such Governmental Authorizations has been challenged in writing or revoked, no written statement of an active violation or intention to suspend, challenge, revoke or fail to renew any such Governmental Authorizations has been received by the Company or any Subsidiary during the past twenty-four (24) months, and to the Knowledge of Seller, no event has occurred during the past twenty-four (24) months that would reasonably be expected to constitute or result in a violation of a Governmental Authorization or the revocation, suspension, modification or nonrenewal of any Governmental Authorization. The Company has made available to the Purchaser true and complete copies of all of Governmental Authorizations used by or in connection with the ownership or operation of the Company and its Subsidiaries.

      3.14. Contracts; No Defaults.

      (a) Except as set forth in Section 3.14(a) of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to, beneficiary of, or otherwise entitled to or bound by (as applicable):

            (i) any note, mortgage, indenture or other written obligation or agreement or other instrument for or relating to indebtedness for money borrowed (including capitalized lease obligations), or any written guarantee, pledge, surety or indemnification by the Company or any Subsidiary of third-party obligations, in each case, excluding Securitization Instruments, and for an amount in excess of Five Hundred Thousand US Dollars ($500,000) or pursuant to which any material Encumbrances are or were created or imposed on the Company or any Subsidiary or on any of their respective property or assets;

            (ii) any lease of personal property with annual lease payments of more than Five Hundred Thousand US Dollars ($500,000) or a total remaining obligation of more than One Million Five Hundred Thousand US Dollars ($1,500,000);

            (iii) any joint venture or partnership agreement;

            (iv) any non-competition, non-solicitation or exclusive dealing agreements or other agreements or arrangements that restrict or limit or purport to restrict or limit in any material respect the ability of the Company or any of its Subsidiaries, or any officer, employee or independent contractor of the Company or any of its Subsidiaries, to solicit customers, potential employees or the manner in which, or the localities in which, all or any portion of the Business is or may be conducted;

            (v) other than dealer agreements, repossession agent agreements and auction house agreements in the ordinary course of business consistent with past practice, any agreement or understanding with a value, or calling for payments to be made or received by the Company or any of its Subsidiaries, of more than Five Hundred Thousand US Dollars ($500,000) within any twelve month period;

            (vi) any material agreement or understanding containing a "change of control" or anti-assignment provision that would be triggered by the Transactions;

            (vii) other than auction house agreements in the ordinary course of business consistent with past practice, any agreement or understanding providing for the acquisition or disposition after the date of this Agreement of any of the assets of the Business contemplating an exchange of value in excess of Five Hundred Thousand US Dollars ($500,000); and

            (viii) any other agreement or understanding that is material to the ownership or operation of the Business.

      (b) All of the agreements, arrangements, understandings and other items responsive to Section 3.08 and Section 3.14(a) are at times referred to herein as "Material Contracts." Each Material Contract is a legal, valid and binding obligation of, and enforceable against, the Company and/or one of its Subsidiaries and, to the Knowledge of the Seller and the Company, the other parties thereto, and is in full force and effect and enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles, and except for such failures to be in force and effect and enforceable as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. True and complete copies of all Material Contracts have been previously made available to the Purchaser. Except as set forth in Section 3.14(b) of the Disclosure Schedule, to the Knowledge of the Seller and the Company, there is no default or breach or written claim of default or breach by any party under, or dispute in writing regarding the material terms of, any such Material Contract, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by any party under any such Material Contract or would permit termination, modification or acceleration of any such Material Contract or constitute a similar event permitting the termination of the Company's or any Subsidiary's rights under any such Material Contract except for such events, breaches or defaults, as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

      3.15. Brokers. Except for Credit Suisse First Boston (the fees and expenses of which are solely and exclusively the obligation of the Seller or the Parent) and Sekits Capital Inc. and Strategic Transaction Advisors, LLC (the fees and expenses of which are solely and exclusively the obligation of one or more of the Controlling Shareholders), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Parent, the Seller, the Company or any of its Subsidiaries.

      3.16. Securitization Transactions.

      (a) Section 3.16 (a) of the Disclosure Schedule contains a list of all outstanding transactions under which the Company Loans have been sold or pledged in a securitization in which securities backed by such Company Loans were sold as a public or private placement under the Securities Act (each, a "Securitization Transaction"). The Company or a Subsidiary, as the servicer (for purposes of this Agreement, the "Securitization Servicer") of each Securitization Transaction, is in compliance in all material respects with all agreements to which it is bound under such Securitization Transaction (collectively referred to as the "Securitization Instruments"). The Seller has made available to the Purchaser true and complete copies of all Securitization Instruments to which the Company or any of its Subsidiaries is a party as of the date hereof. Each Securitization Issuer and Securitization Servicer, and to the Knowledge of the Seller and the Company, each securitization trustee, has performed in all material respects all of its respective obligations under the Securitization Instruments, and there is no pending or, to the Knowledge of the Seller and the Company, threatened, cancellation of any Servicing Agreement, and neither the Company nor any of its Subsidiaries has received any notice to the effect that any party to any Servicing Agreement intends to cease doing business with the Company or any Subsidiary.

      (b) Neither the Company nor any Subsidiary or other Affiliate or any of them which is the issuer or depositor in any Securitization Transaction (a "Securitization Issuer"), and no Securitization Servicer has taken any action which would cause any trust, corporation, partnership or other entity ("Securitization Entity") to be registered as an investment company pursuant to the Investment Company Act of 1940, as amended (the "Investment Company Act"), or which would cause any Securitization Entity to be "controlled by" an investment company within the meaning of the Investment Company Act.

      (c) Each Securitization Issuer and Securitization Servicer has made all filings required to be made by or under the Exchange Act. There is no pending or, to the Knowledge of the Seller and the Company, threatened, claim that any private placement memorandum or other offering document, or any amendments or supplements thereto contained, as of the date on which it was issued by a Securitization Entity in any Securitization Transaction, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No securities were issued or sold by the Company or any Subsidiary in violation of Section 5 of the Securities Act in any Securitization Transaction.

      (d) No Securitization Issuer or Securitization Servicer and, to the Knowledge of the Seller, no entity serving as trustee for any Securitization has taken any action which would adversely affect the characterization or tax treatment for federal, state or local income or franchise tax purposes of any Securitization Entity or any securities issued in a Securitization Transaction, and all required federal, state and local tax and information returns relating to any Securitization Transaction have been properly filed.

      (e) Since December 31, 2001, no rating agency has downgraded, or given the Company any indication that it is considering a downgrading of any securities issued in any Securitization Transaction.

      (f) To the Knowledge of the Company, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect neither the Company nor any Subsidiary has done or failed to do, or has caused to be done or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (x) any approvals of any rating agency, insurer, investor or other party to any Servicing Agreement, or (y) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by any agency, insurer or investor, or other party to any Servicing Agreement.

      3.17. Real Property. Section 3.17 of the Disclosure Schedule sets forth a complete and correct list of all real property owned, leased, or operated by the Company or and its Subsidiaries (the "Real Property"), and copies of each title document, mortgage, lease or other agreement for all such Real Property have been made available to the Purchaser prior to the date hereof. Except as set forth in Section 3.17 of the Disclosure Schedule:

            (i) the Company does not own any Real Property;

            (ii) the Company and its Subsidiaries hold a valid leasehold interest, free and clear of all Encumbrances, in each parcel of Real Property, in each case in accordance with the provisions of the applicable lease, sublease or other document for such interest in the applicable parcel of Real Property;

            (iii) neither the Company nor any of its Subsidiaries has, within the last two (2) years, made any material title claims, or has outstanding any material title claims, under any policy of title insurance respecting any parcel of Real Property;

            (iv) there are no condemnation or eminent domain proceedings pending, or to the Knowledge of the Seller, threatened in writing, with respect to any of the Real Property; and

            (v) there are no existing defaults (either on the part of the Company or any of its Subsidiaries, or to the Knowledge of the Seller and the Company, any other party thereto) under any lease, sublease or other document for any parcel of Real Property, and no condition exists and no event has occurred which, with notice, lapse of time or both, would constitute a default under any such document.

      3.18. Intellectual Property.

      (a) The term "Intellectual Property" shall include all patents and patent applications owned by the Company and its Subsidiaries ("Patents"), all registered and material unregistered copyrights in both published works and unpublished works owned by the Company and its Subsidiaries ("Copyrights"), all know-how, trade secrets, confidential information, technical information, process technology, plans, drawings and blue prints owned by the Company or any of its Subsidiaries ("Trade Secrets"), and all trademarks, trade names and service marks of the Company and its Subsidiaries ("Marks"). The Intellectual Property also includes all such rights and assets of the Company and its Subsidiaries under all contracts to which the Company or any of its Subsidiaries is a party or by which it or they are bound relating to the Intellectual Property, including, without limitation, contracts by which the Company or any of its Subsidiaries licenses Intellectual Property to third parties and contracts by which third parties license or otherwise permit the use of their intellectual property by the Company or any of its Subsidiaries (including, without limitation, the "Daytona" program) (collectively "Technology Contracts"). As of the date hereof, each of the Company and its Subsidiaries is in compliance with all Technology Contracts, none of the Company and its Subsidiaries is currently in default under any of the Technology Contracts, and no event has occurred that with the passing of time or the giving of notice or both would constitute a default thereunder, which noncompliance or defaults could reasonably be expected to result in a Material Adverse Effect.

      (b) Section 3.18(b) of the Disclosure Schedule lists all Technology Contracts requiring the payment by the Company and its Subsidiaries of license, royalty or maintenance fees of $200,000 or more per annum individually or $500,000 or more per annum in the aggregate. Except for the Technology Contracts listed in Section 3.18(b) of the Disclosure Schedule or as otherwise disclosed therein, the Company and its Subsidiaries own all right, title and interest in and to all material Intellectual Property free and clear of all Encumbrances. The Intellectual Property includes all such property necessary for the operation of the Business without, to the Knowledge of the Seller, violating or infringing upon the rights of any third party. Without limiting the foregoing, the Company is properly licensed to use all material computer software (and copies thereof) currently used by the Company.

      (c) Section 3.18(c) of the Disclosure Schedule lists all Marks and all Copyrights, including first use and registration dates and numbers, and jurisdiction thereof, if any. Other than as set forth on Section 3.18(c) of the Disclosure Schedule, (A) to the Knowledge of the Seller and the Company, there is no allegation of superior trademark rights by a third party, (B) to the Knowledge of the Seller and the Company, no Mark is infringed or has been challenged or threatened in any material respect, (C) to the Knowledge of the Seller and the Company, none of the Marks infringe or are alleged to infringe any business name, trade name, trademark or service mark of any third party, and (D) to the Knowledge of the Seller and the Company, none of the Copyrights infringe or are alleged to infringe any copyright of any third party.

      (d) To the Knowledge of the Seller and the Company, no Trade Secret material to the operation of the Company is subject to any adverse claim nor has any such Trade Secret been challenged or threatened in any way. To the Knowledge of the Seller and the Company, none of the Trade Secrets is alleged to infringe any proprietary right of any third party, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

      3.19. Insurance.

      (a) True, correct and complete copies of all policies and binders of insurance currently maintained in respect of the assets, properties, business operations, employees, officers or directors of the Company and its Subsidiaries, excluding such policies pursuant to which Parent or an Affiliate of Parent acts as the insurer and which are identified on Section 3.19 of the Disclosure Schedule (collectively, the "Company Insurance Policies"), and all material correspondence relating to any claims under the Company Insurance Policies, have been previously made available to the Purchaser.

      (b) All of the Company Insurance Policies are in full force and effect; the premiums due and payable thereon have been or will be timely paid through the Closing Date, and there is no breach or default (and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute such a breach or default) by Parent, the Seller, the Company or any of its Subsidiaries under any of the Company Insurance Policies nor, to the Knowledge of the Company, by any other party to the Company Insurance Policies, except for any such breach or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of Parent, the Seller, the Company or any of the Subsidiaries has received any written notice of cancellation or non-renewal of any Company Insurance Policy nor, to the Knowledge of the Seller and the Company, is the termination of any such policies threatened.

      3.20. Transactions with Certain Affiliates. Except as disclosed in Section
3.20 of the Disclosure Schedule, none of the Seller or any Affiliates of the Seller (other than the Company and its Subsidiaries) has been involved in any business, operational or administrative arrangement or relationship with the Company or any of its Subsidiaries within the past twelve (12) months. As of the date hereof, except as contemplated by the Transactions or as set forth in
Section 3.20 of the Disclosure Schedule, (a) none of the Seller, any Affiliates of the Seller (other than the Company and its Subsidiaries), or any stockholder or non-executive director of the Company or any of its Subsidiaries, provides or causes to be provided to any of the Company and its Subsidiaries any assets, services or facilities, whether pursuant to any contract, agreement or otherwise, and (b) none of the Company and its Subsidiaries provides or causes to be provided to the Seller, or any Affiliates of the Seller (other than the Company and its Subsidiaries), or to any stockholder or non-executive director of the Company or any of its Subsidiaries, any assets, services or facilities, whether pursuant to any contract, agreement or otherwise. Other than payments contemplated by the Transactions, there will not be any amounts payable to or receivable from Seller, Parent or any of their Affiliates (other than the Company and its Subsidiaries), on the one hand, and the Company or any of its Subsidiaries, on the other hand immediately following the Closing.

      3.21. Electronic Files. The electronic compact disk files attached hereto as Section 3.21(a) of the Disclosure Schedule reflect accurately in all material respects (i) all material terms of all active Company Loans of the Company and its Subsidiaries as reflected on the financial statements of the Company as of October 31, 2004, and as reconciled in Section 3.21(b) of the Disclosure Schedule, and (ii) to the Knowledge of the Seller, all open charged-off Company Loans (primarily those Company Loans where collections efforts are still being pursued) and excludes inactive charged-off Company Loans (primarily those Company Loans where collections efforts have been abandoned), which are not reflected on the financial statements of the Company as of October 31, 2004. The motor vehicle retail installment sales contracts and loans identified as HFI Receivables as of June 30, 2004 as reconciled on Section 3.21(c) of the Disclosure Schedule are those contracts and loans reflected as "HFI Receivables" on the Interim Financial Statements.

      3.22. Disclaimer of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III, NEITHER THE SELLER NOR THE PARENT MAKES AND HAS NOT MADE ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, RELATING TO THE COMPANY, ITS SUBSIDIARIES, OR THE BUSINESS, INCLUDING ANY REPRESENTATIONS OR WARRANTIES AS TO THE PROFITABILITY OF THE BUSINESS, OR REPRESENTATIONS OR WARRANTIES ARISING BY STATUTE OR OTHERWISE IN LAW, FROM A COURSE OF DEALING OR USAGE OF TRADE. ALL SUCH OTHER REPRESENTATIONS AND WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED BY THE SELLER AND THE PARENT. THE PURCHASER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS ARTICLE III, THE PURCHASER IS PURCHASING THE SHARES ON AN "AS IS, WHERE IS" BASIS.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PURCHASER AND HOLDINGS

            As an inducement to the Seller and the Parent to enter into this Agreement, the Purchaser and Holdings hereby represent and warrant to the Seller and the Parent as follows:

      4.01. Organization and Authority of the Purchaser and Holdings. Each of the Purchaser and Holdings is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the Transactions. The Purchaser is a wholly owned subsidiary of Holdings. The execution and delivery by the Purchaser and Holdings of this Agreement, the performance by the Purchaser and Holdings of their respective obligations hereunder and the consummation by the Purchaser and Holdings of the Transactions have been duly authorized by all requisite corporate action on the part of the Purchaser and Holdings, respectively. This Agreement has been duly executed and delivered by the Purchaser and Holdings, and (assuming due authorization, execution and delivery by the Seller and the Parent) this Agreement constitutes a legal, valid and binding obligation of the Purchaser and Holdings, enforceable against the Purchaser and Holdings in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and general equitable principles.

      4.02. No Conflict. Neither the execution and the delivery of this Agreement, nor the consummation of the Transactions will (a) violate or conflict with any Law applicable to either the Purchaser or Holdings, except where such violation or conflict would not have a material adverse effect on the ability of either the Purchaser or Holdings to consummate the Transactions, (b) conflict with or result in the breach of any provision of the organizational documents of either the Purchaser or Holdings, or (c) conflict, in any material respect with, result in a material breach of any provision of, constitute (with or without notice or lapse of time or both) a material default under, result in the material modification or cancellation of, or give rise to any material right of termination or acceleration in respect of, any contract, agreement, commitment, understanding, arrangement or restriction of any kind to which either the Purchaser or Holdings is a party or by which it or any of its assets or properties may be bound, except where the conflict, breach, default, modification, cancellation, termination or acceleration would not have a material adverse effect on the ability of either the Purchaser or Holdings to consummate the Transactions.

      4.03. Consents and Approvals. All consents and approvals required to be obtained by either the Purchaser or Holdings for the execution and delivery by the Purchaser or Holdings of the Transactions are set forth in Section 4.03 of the Disclosure Schedule.

      4.04. Litigation. Except as set forth in Section 4.04 of the Disclosure Schedule, as of the date of this Agreement, there are no suits, actions, claims, proceedings or investigations pending, or, to the knowledge of the Purchaser or Holdings, threatened against the Purchaser or any of its subsidiaries before any Governmental Authority which, if adversely determined, would reasonably be expected to materially impact the ability of the Purchaser to perform its obligations under, and to consummate the Transactions. As of the date of this Agreement, there are no such suits, actions, claims, proceedings or investigations pending or, to the knowledge of the Purchaser or Holdings, threatened challenging the validity or propriety of the Transactions. Neither the Purchaser nor Holdings is subject to any judgment, decree, injunction or orders of any court, which would reasonably be expected to materially impact the ability of the Purchaser or Holdings to perform its obligations under, and to consummate the Transactions.

      4.05. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of either the Purchaser or Holdings, other than such fees or commissions that will be solely and exclusively the obligation of either the Purchaser or Holdings or the Controlling Shareholders.

      4.06. Acquisition of Shares for Investment. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Shares. The Purchaser confirms that the Company and the Seller have made available to the Purchaser adequate opportunity to ask questions of the officers and management employees of the Company and to acquire additional information about the business and financial condition of the Company and its Subsidiaries, as further described in
Section 4.07(a) hereof. The Purchaser is acquiring the Shares for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Shares. The Purchaser agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act of 1933, as amended, or any applicable state securities laws, except pursuant to an exemption from such registration available under the Securities Act of 1933, as amended, or any applicable state securities laws.

      4.07. Investigation by Purchaser; Seller's and Parent's Liability.

      (a) The Purchaser acknowledges and agrees that it (i) has conducted its own independent review, investigation and analysis of the Business, operations, assets, liabilities, results of operations, financial condition, software, technology and prospects of the Company; (ii) has been provided adequate access to the personnel, properties, premises and records of the Company and its Subsidiaries for such purpose; and (iii) has relied in entering into this Agreement solely upon (x) its own review, investigation and analysis and (y) the provisions of this Agreement, including the representations and warranties contained herein;

      (b) except for the representations and warranties contained in Article III of this Agreement, the Purchaser acknowledges and agrees that none of the Seller, the Parent, the Company or its Subsidiaries or any of their respective directors, officers, shareholders, members, Affiliates, controlling Persons, employees, agents, advisors or representatives (collectively, the "Seller Parties") makes or has made any representation or warranty, either express or implied, with respect to the Business, the Shares, the Seller, the Parent, the Company and its Subsidiaries or otherwise, or with respect to any information provided to the Purchaser or any of its Affiliates or Representatives, whether on behalf of the Seller, the Parent, the Company or its Subsidiaries or any other Person, including as to (i) merchantability or fitness for any particular use or purpose, (ii) the use of the assets of the Company and its Subsidiaries and the operation of the Business after the Closing, (iii) the probable success or profitability of the ownership, use or operation of the Business, the Shares, or the Company and its Subsidiaries by the Purchaser after the Closing;

      (c) except pursuant to the provisions of this Agreement, neither the Seller Parties nor any other Person will have or be subject to any liability or indemnification obligation to Purchaser, its Affiliates or any other Person with respect to the sale of the Business in accordance with this Agreement resulting from the distribution to or use by the Purchaser, its Affiliates or Representatives of any information relating to the Business, the Seller, the Parent, the Company and its Subsidiaries or otherwise, including any information, document, or material made available to Purchaser, its Affiliates or Representatives in any form in connection with the Transactions;

      (d) except for the information addressed in the representations and warranties contained in this Agreement, the Purchaser shall not be entitled to rely, and has not relied in any respect, upon the accuracy or completeness of any of the information provided or made available by any of the Seller Parties to the Purchaser or any of its Affiliates or Representatives; and

      (e) none of the persons listed on Section 4.07 of the Disclosure Schedule has actual knowledge as of the date hereof of any matter that would constitute a breach of any representation or warranty of the Seller or the Parent contained in this Agreement.

      4.08. Financing. The Purchaser has delivered to the Seller a copy of an executed letter from Goldman, Sachs & Co. (the "Underwriter") dated November 23, 2004 stating that the Underwriter is highly confident (the "Highly Confident Letter") that it will be able to obtain the financing contemplated by the Purchaser's Rule 144A Offering, subject to the terms and conditions set forth therein. In addition, the Purchaser has delivered to the Seller copies of executed Commitment Letters committing Goldman Sachs Mortgage Company and CIGPF I Corp. (collectively, the "Lender Group") to provide to the Purchaser on commercially reasonable terms and conditions secured debt financing sufficient to enable the Purchaser (in combination with the Controlling Shareholders' equity contributions) to consummate the Transactions (other than the portion of such financing to be provided by the Purchaser's Rule 144A Offering) (the "Commitment Letters"). As of the date hereof, the Highly Confident Letter and the Commitment Letters are in full force and effect and the Purchaser reasonably believes that it or the Company will be able to satisfy the conditions contained therein and obtain the funds contemplated by the Highly Confident Letter and the Commitment Letters necessary to consummate the Transactions on or before the Closing Date.

                                   ARTICLE V

                              PRE-CLOSING COVENANTS

            Between the date hereof and the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Seller and the Parent on the one hand, and the Purchaser and Holdings on the other hand, hereby covenant as follows:

      5.01. Operation of the Business. Except as expressly contemplated by the Transactions or as otherwise approved in writing by Purchaser (which approval will not be unreasonably denied or delayed):

      (a) From the date hereof until the Closing or termination of this Agreement, the Seller will, and will cause the Company and its Subsidiaries to, operate the Business only in the ordinary course of business consistent with past practice. The Seller will not permit the Company or any of its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the ordinary course of business consistent with past practice or which, individually or in the aggregate, will have or would be reasonably expected to have a Material Adverse Effect. For the avoidance of doubt, the Purchaser and Holdings acknowledge and agree that the Company shall execute and deliver to the Seller and the Parent prior to the Closing in substantially the form attached hereto as Exhibit F the Instrument of Accession to Stock Purchase Agreement, pursuant to which the Company shall, effective immediately after the Closing, become a party to this Agreement, as fully as though the Company had executed and delivered the Agreement at the time originally executed and delivered by the other parties thereto.

      (b) Without limiting the generality of Section 5.01(a) hereof, from the date hereof until the Closing or the termination of this Agreement, the Seller will, and will cause the Company and each of its Subsidiaries to:

            (i) continue to manage the servicing, collections and other operating practices of the Company in all material respects in the ordinary course of business consistent with past practice;

            (ii) use commercially reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships;

            (iii) use commercially reasonable efforts to continue in full force and effect without material modification the Company Insurance Policies;

            (iv) not take any action, or omit to take any action, that would reasonably be expected to result in a breach or violation of any of the Company's or the Seller's or the Parent's or Holdings' representations or covenants contained herein or the failure of any of the conditions set forth in
Article IX or Article X hereof, or would otherwise reasonably be expected to adversely affect or materially delay the ability of either the Seller, the Parent, the Purchaser or Holdings to perform its covenants and agreements under this Agreement or to consummate the Transactions;

            (v) use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the Transactions including, without limitation, using its commercially reasonable efforts in promptly making any filings and furnishing any information required in connection with all consents, approvals and authorizations, including, but not limited to, submissions of information required by Governmental Authorities;

            (vi) not securitize any assets or otherwise engage in any sale or other transfer of its material assets, or mortgage or pledge any assets or subject any material assets to any Encumbrance;

            (vii) not file any election under Treasury Regulation 301.7701-3 with respect to the Company or its Subsidiaries;

            (viii) with respect to separate state and local Tax returns of the Company and its Subsidiaries, not (A) change Tax accounting methods, principles or practices for Tax purposes (except insofar as may be required by a change in applicable Law), (B) make, revoke or amend any material Tax election, (C) enter into any settlement or compromise of any material Tax liability, (D) enter into any closing or other agreement with any taxing authority regarding material Taxes, (E) file or cause to be filed any amended Income Tax Return or other material Tax Return, (F) file or cause to be filed a claim for refund of Income Taxes or other material Taxes previously paid (other than claims for refund of sales and use Taxes filed in good faith in the ordinary course of business consistent with past practice), (G) agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes, or (H) grant any power of attorney with respect to Taxes;

            (ix) not accelerate the timing of any loss recognition;

            (x) not change in any material respect any credit or collection policy in effect as of October 31, 2004;

            (xi) not enter into, renew or terminate, or make any material payment not then required under, any material contract or agreement, other than entering into or renewing agreements in the ordinary course of business consistent with past practice that (w) do not contain any non-competition, non-solicitation or exclusive dealing agreements or other agreement or obligation which limit or restrict or purport to limit or restrict in any respect the ability of the Company or its Subsidiaries to solicit customers or the manner in which, or the localities in which, all or any portion of the Business may be conducted, (x) do not contain any agreement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of the Company or any of its Subsidiaries (or, following consummation of the Transactions, the ability of Purchaser or any of its Affiliates) to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business, and (y) do not call for aggregate annual payments of $500,000 or more for any given agreement or series of related agreements and are not terminable on thirty (30) days or less notice without payment of any non-de minimis termination fee or penalty;

            (xii) not amend its articles of incorporation, bylaws or similar governing documents;

            (xiii) other than separation agreements entered into from time to time with persons who are not officers of the Company in the ordinary course of business consistent with past practice, not grant any specific bonus or equity compensation awards to, or increase the salaries or compensation payable to, officers, employees or independent contractors of the Company or the Subsidiaries, or make any change in its existing compensation, borrowing or lending arrangements for or on behalf of any of such Persons pursuant to any employee benefit plan or otherwise; not provide for or enter into any new or additional pension, retirement or other employee benefits or employment or severance agreement or arrangements, or increase any existing benefits; and not amend or modify any Benefit Plans; provided, however, that the foregoing shall not prohibit (i) immaterial changes to benefit plans made in the ordinary course consistent with past practice or (ii) salary increases in the ordinary course of business consistent with past practice;

            (xiv) other than (x) cash dividends from Subsidiaries of the Company to the Company and (y) cash dividends from the Company to the Seller the payment of which shall be reflected in the Preliminary Balance Sheet and the Closing Date Balance Sheet in accordance with the Agreed Upon Procedures and (z) any amounts due to Parent or the Parents' assignee in connection with the Hedge Agreement, not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, or redeem, sell or transfer, or purchase or otherwise acquire, directly or indirectly, any shares of capital stock or other securities;

            (xv) not settle any claim, action or proceeding against it, except for any claim, action or proceeding settled in the ordinary course of business for cash, which shall have been either paid in cash prior to the Closing or reflected as a liability on the Preliminary Balance Sheet and the Closing Date Balance Sheet, and which settlement does not impose any restrictions or limitations on the ownership or operation of the Company or its Subsidiaries or, after the Closing, Purchaser or its Affiliates, or create precedent for additional adverse claims; and

            (xvi) except for the Hedge Agreement, agree or commit, whether in writing or otherwise, to take any of the actions described in clauses (i) through (xv) of this Section 5.01(b).

      5.02. Access to Information; Confidentiality.

      (a) Upon reasonable advance notice, the Seller shall cause the Company and its Subsidiaries to give the Purchaser, its counsel, financial advisors, financing sources, auditors and other authorized representatives (collectively, "Representatives") reasonable access during normal business hours to the offices, properties, personnel, books and records of the Company.

      (b) Subject to the confidentiality restrictions contained in Section 5.02(c), the Seller shall cause the Company to permit two (2) representatives of the Purchaser (the "Purchaser Observers") to attend Operational Meetings in an observer capacity, provided, however, that the Company or the Seller shall have the right to exclude the Purchaser Observers from portions of such meetings or to omit to provide the Purchaser Observers with certain information if the Company or the Seller believes in good faith, based on the advice of its respective counsel, that such exclusion or omission is necessary in order to (a) preserve attorney-client privilege, or (b) fulfill the Company's or the Seller's obligations with respect to confidential or proprietary information of third parties (provided, however, that the Purchaser Observers shall not be so excluded unless all other persons whose presence at a meeting would result in a violation of such third party confidentiality obligations are also excluded), provided that the parties shall use commercially reasonable efforts to provide alternative disclosure regarding such excluded or omitted information to the Purchaser in a manner that does not require such exclusion or omission.

      (c) Prior to the Closing, the Purchaser agrees to, and shall cause its agents, Representatives, Affiliates, employees, officers and directors ("Purchaser Parties") to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all confidential and proprietary information of the Company and its Subsidiaries, (ii) in the event that the Purchaser or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Seller with prompt written notice of such requirement so that the Seller, the Company or its Subsidiaries may seek a protective order or other remedy or waive compliance with this Section 5.02(c), (iii) in the event that such protective order or other remedy is not obtained, or the Seller and the Parent waive compliance with this Section 5.02(c), furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, which shall not be a breach of this Section 5.02(c), and (iv) promptly following any termination hereof prior to the Closing Date furnish to the Company or the Seller any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Purchaser Parties and destroy any and all additional copies then in the possession of the Purchaser Parties of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, (x) is available publicly other than as a result of a breach of this Agreement by any Purchaser Party, or (y) is developed independently by or on behalf of the Purchaser or any such other Person separate and apart from such information.

      (d) Notwithstanding anything in this Agreement to the contrary, Parent and the Seller shall have no obligation to disclose any of the confidential or proprietary information of Parent or its Affiliates that is not related to the Business.

      5.03. Notices and Consents. The Seller will cause the Company and its Subsidiaries to give any notices to third parties, and will cause the Company and its Subsidiaries to use its commercially reasonable efforts to obtain the Consents and Approvals. Each of the parties will (and the Seller will cause the Company and its Subsidiaries to) give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any Governmental Authorizations that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement.

      5.04. Termination; Assignment. The Parent and the Seller shall, and shall cause the Company to, use commercially reasonable efforts to obtain any required consents relating to the assignment of the lease obligations of the Company and to effectuate the assignment or termination of any Parent guarantees of such lease obligations ("Parent Guarantees") to the Purchaser, pursuant to the real property leases set forth on Section 3.17(3)-(14) of the Disclosure Schedule, and the Purchaser shall provide reasonable cooperation to the Parent and the Seller in connection with the foregoing, provided that, in the event that the assignment or termination of such guarantees cannot be effectuated prior to the Closing Date and any such guaranty remains in effect, the Purchaser shall provide the indemnification contemplated by Section 8.03(d) hereof.

      5.05. Notice of Developments.

      (a) Each party will give prompt written notice to the other party of any adverse development causing a breach of any of its own representations and warranties in Articles III and IV above. Except as provided by Section 5.05(b) below, no disclosure by any party pursuant to this Section 5.05 shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

      (b) The Purchaser shall provide written notice to the Seller and the Parent of the date on which the Purchaser reasonably anticipates the commencement of its Road Show in connection with the Purchaser's Rule 144A Offering (the "Road Show Date") not less than twenty-one (21) days prior to such commencement. During the period from the date of such notice through the date fourteen (14) days prior to the Road Show Date, subject to Section 12.01(f), the Seller and the Parent shall be entitled to deliver to the Purchaser a supplement to the Disclosure Schedule that discloses to the Purchaser in reasonable detail any facts and circumstances arising after the date hereof that would constitute a breach of the representations and warranties set forth in Article III hereof. Such supplemented Disclosure Schedule shall be deemed to amend the Disclosure Schedule as of the date of such supplement for all purposes of this Agreement.

      5.06. Financing.

      (a) The Purchaser has provided to the Seller as of the date hereof the Highly Confident Letter and the Commitment Letters. The Purchaser shall notify the Seller and the Parent immediately if any of the Highly Confident Letter and the Commitment Letters are modified in any material respect or terminated, the Purchaser has reason to believe that such modification or termination is probable, or to the extent that any of the required closing conditions or other transaction prerequisites contained in such Highly Confident Letter or the Commitment Letters are unlikely to be satisfied by the Purchaser or the Company. The Purchaser shall use commercially reasonable efforts to provide to the Seller an updated Highly Confident Letter dated the later of (x) five (5) Business Days prior to the Road Show Date and (y) February 1, 2005 ("Updated Letter") reaffirming the Underwriters' ability to obtain the financing on substantially the same terms as set forth in the Highly Confident Letter.

      (b) In connection with the offering of notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act contemplated by the Purchaser (the "Purchaser's Rule 144A Offering"), the Seller agrees to use commercially reasonable efforts to make available such officers of the Company and information as the Purchaser may reasonably request for the purpose of the Purchaser's Rule 144A Offering, including facilitating customary due diligence and granting a paid leave of absence to senior officers of the Company as necessary or advisable to meet with prospective lenders in customary presentations or to participate in customary oral presentations to prospective investors ("Road Shows"), in each case upon the Purchaser's request with reasonable prior notice and at the Purchaser's cost and expense. At the Purchaser's cost and expense, the Seller shall, and shall cause the Company to, use commercially reasonable efforts to cause the Company's accountants to provide assistance to the Purchaser, including providing consent, on a customary basis, to the Purchaser to include in the Offering Circular their audit reports relating to the Company and its Subsidiaries and, at the cost of the Purchaser, to provide any necessary "comfort letters" and to prepare and deliver other customary deliverables.

      (c) The Purchaser acknowledges and agrees that (i) the assistance provided by the Seller Parties is being provided at the request of the Purchaser, (ii) none of the Seller Parties shall have any liability to lenders, investors, prospective lenders, prospective investors, underwriters or placement agents in connection with the activities contemplated by this Section 5.06, and (iii) the Purchaser shall cause to be included on the inside front cover of the Offering Circular or an equally prominent place therein the following legends or their substantial equivalent: (A) "The notes are not issued or guaranteed by, and are not otherwise an obligation of, Ford Motor Credit Company and/or any of its affiliates"; (B) "Neither Ford Motor Credit Company nor any of its affiliates has prepared this offering memorandum or is responsible for its contents. Ford Motor Credit Company and its affiliates are not making, and hereby expressly disclaim, any representation to you concerning the future performance of Triad Financial Corporation or the accuracy or completeness of this offering memorandum"; and (C) "Ford Motor Credit Company and its affiliates hereby expressly disclaim any liability whatsoever for any loss arising from, or in reliance upon, the whole or any part of the contents of this offering memorandum." In addition, the Purchaser acknowledges and agrees that the description of this Agreement contained in the Offering Circular will state that investors are not entitled to rely on any of the provisions of the Agreement, including the representations and warranties contained in the Agreement. The Purchaser shall provide the Seller with the relevant pages of the most recent draft of the Offering Circular containing the language referenced in Section 5.06(c)(iii)(A) - (C) above and in the immediately preceding sentence (the "Draft Pages") ten (10) days prior to the Road Show Date.

      (d) The Purchaser shall comply, and shall not request any Seller Party to take any action that would result in non-compliance, with all applicable federal and state securities laws in connection with the Purchaser's Rule 144A Offering, including the Purchaser's Road Show and the Offering Circular.

      5.07. Certain Bank Accounts. To the extent that any bank accounts or similar facilities (including any lock-box processing agreements, lock-box accounts and related products (e.g. Telecash)) used exclusively by the Company are being maintained in the name of the Parent or any of its Affiliates (other than the Company or its Subsidiaries) or in the name of both the Company and any of such Persons as of the date hereof or as of the Closing Date, the Parent shall, and shall cause its Affiliates (other than the Company and its Subsidiaries) to, surrender all right and title in and to such accounts and execute all documents necessary or advisable to effect such surrender and to remove the Parent's or such Affiliate's (other than the Company's) name therefrom, as of the Closing Date.

      5.08. Exclusivity. The Parent shall not, and shall not knowingly permit or authorize the Company and its Subsidiaries (and each of their respective directors, officers, employees, advisors, representatives, agents and Affiliates), to engage in, solicit or initiate any discussions or negotiations with, or provide any information to (except to confirm that this Agreement exists or as may be required by law or court order), or negotiate or enter into any agreement with, any other Person with respect to a sale of the Company or any of its Subsidiaries, the assets of the Company or any of its Subsidiaries, the capital stock of the Company or any of its Subsidiaries or any similar business combination transaction.

      5.09. Hedge Agreement. Promptly after the execution hereof, Parent and the Company will enter into a Hedge Agreement (the "Hedge Agreement") in accordance with the terms set forth in Exhibit H.

                                   ARTICLE VI

                             POST CLOSING COVENANTS

      6.01. Further Action. If at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate the Transactions.

      6.02. Intellectual Property. For the avoidance of doubt, the Purchaser and its Affiliates shall not be authorized to use, and shall not use for any purpose, any trademark, trade name or service mark of the Seller, the Parent or any of their Affiliates other than the trademarks, trade names and service marks set forth in Section 3.18(c) of the Disclosure Schedule.

      6.03. Access to Records. The Purchaser shall grant to the Seller and its counsel, financial advisors, auditors and other authorized representatives full access to the records relevant to the Business delivered to it by the Seller pursuant to this Agreement, during normal business hours upon at least twenty-four (24) hours notice to the Purchaser, to the extent reasonably necessary to enable the Seller to respond to any claim or objection made by the Purchaser hereunder, to prepare its or its Affiliates' financial statements and Tax Returns, and to secure any information which it may require in connection with the audit of any Tax Return including the Company or any information of the Company, or in connection with the defense of any litigation to which it is a party.

      6.04. Non-Solicitation of the Purchaser's Employees. For a period of two
(2) years following the Closing Date, the Parent and the Seller shall not, and shall not permit any of their Affiliates to, directly or indirectly, hire, offer to hire or entice away (whether as an employee or consultant) or in any other manner persuade or attempt to persuade any officer, employee or agent of the Company (including its Subsidiaries) to discontinue his or her relationship with the Company or its Subsidiaries; provided, however, that this Section 6.04 shall not apply (a) if any such officer, employee or agent has been terminated by the Purchaser or the Company for any reason at least six (6) months prior to the date of such solicitation, (b) if such officer, employee or agent is hired as a result of a general newspaper solicitation not specifically targeted to employees of the Purchaser or the Company, or (c) if such officer, employee or agent, independently (without encouragement or inducement by the Seller, Parent, or their Affiliates in violation of this Section 6.04) seeks employment with the Seller, Parent or their Affiliates.

      6.05. Confidentiality/ Seller and Parent. The Seller and the Parent hereby covenant and agree that Purchaser Information shall in no event be used for the benefit of the Seller, Parent, or any of their Affiliates. Without limiting the foregoing, each of the Seller and Parent covenants and agrees that (i) it shall not, and shall cause its Affiliates not to, disclose to any Person any customer list, dealer list, software code, pricing model or score card model of the Purchaser or the Company and its Subsidiaries, or any information received from the Purchaser or the Company under the Participation Agreement (the "Purchaser Information"), or any facts relating to the terms of this Agreement; (ii) it shall, and shall cause each of its Affiliates to, upon the request of the Purchaser, use its commercially reasonable efforts to provide the Purchaser with the full benefit of any rights that the Seller and the Parent or any of their Affiliates, as applicable, may have under any confidentiality agreement entered into in connection with the sale of the Company and its Subsidiaries; (iii) it shall not, and it shall cause each of its Affiliates not to, use the Purchaser Information; and (iv) in the event that the Seller or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such Purchaser Information, it shall provide the Purchaser with prompt written notice of such requirement so that the Purchaser may seek a protective order or other remedy or waive compliance with this
Section 6.05 (provided that in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 6.05, it shall furnish only that portion of such Purchaser Information which is legally required to be provided and exercise all reasonable efforts to obtain assurances that confidential treatment will be accorded such information, which disclosure shall not be a breach of this Section 6.05); provided, however, that this sentence shall not apply to any information that, at the time of disclosure, (x) is available publicly other than as a result of a breach of this Agreement by any of the Parent, the Seller, its or their agents, representatives, Affiliates, employees, officers or directors, or (y) is developed independently by or on behalf of the Seller or any such other Person separate and apart from such information.

      6.06. Confidentiality/ Purchaser. The Purchaser and Holdings hereby covenant and agree that Seller Information shall in no event be used for the benefit of the Purchaser, Holdings, the Controlling Shareholders, or any of their respective Affiliates. Without limiting the foregoing, each of the Purchaser and Holdings covenants and agrees that (i) it shall not, and shall cause its Affiliates not to, disclose to any Person any confidential information or trade secrets of the Seller, the Parent or their Affiliates (other than the Company and its Subsidiaries) (the "Seller Information"), or any facts relating to the terms of this Agreement; (ii) it shall, and shall cause each of its respective Affiliates to, upon the request of the Seller, use its reasonable best efforts to provide the Seller with the full benefit of any rights that the Purchaser or any of its Affiliates, as applicable, may have under any confidentiality agreement entered into in connection with the sale of the Company and its Subsidiaries; (iii) it shall not, and it shall cause each of its Affiliates not to, use the Seller Information; and (iv) in the event that any of the Purchaser Parties becomes legally compelled to disclose any such Seller Information, it shall provide the Seller with prompt written notice of such requirement so that the Seller may seek a protective order or other remedy or waive compliance with this Section 6.06 (provided that in the event that such protective order or other remedy is not obtained, or the Seller waives compliance with this Section 6.06, it shall furnish only that portion of such Seller Information which is legally required to be provided and exercise all reasonable efforts to obtain assurances that confidential treatment will be accorded such information, which disclosure shall not be a breach of this Section 6.06); provided, however, that this sentence shall not apply to any information that, at the time of disclosure, (x) is available publicly other than as a result of a breach of this Agreement by any Purchaser Party, or (y) is developed independently by or on behalf of the Purchaser or any such other Person separate and apart from such information.

      6.07. Participation Agreement. The Purchaser shall cause the Company or the surviving entity to pay the amounts provided under and in accordance with the participation agreement attached hereto as Exhibit G (the "Participation Agreement").

                                  ARTICLE VII

                                   TAX MATTERS

      7.01. Allocation of Straddle of Non-Periodic Taxes. (a) Income Taxes and sales and use Taxes of or with respect to the Company and its Subsidiaries for that portion of any Straddle Period ending on the Closing Date shall be computed on a "closing-of-the-books" basis as if such taxable period ended as of the close of business on the Closing Date, and (b) Income Taxes and sales and use Taxes of or with respect to the Company and its Subsidiaries for that portion of any Straddle Period beginning after the Closing Date shall be computed on a "closing-of-the-books" basis as if such taxable period began on the day after the Closing Date.

      7.02. Payment of Taxes. Except as otherwise provided in this Agreement, the Seller or its Affiliates shall pay or cause to be paid, on a timely basis, all Income Taxes and sales and use Taxes due with respect to the Company and its Subsidiaries for taxable periods ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date, except for sales and use Taxes that have been reserved or otherwise accrued or reflected as a liability on the Closing Date Balance Sheet. The Seller or its Affiliates shall pay directly to or at the direction of the Purchaser, at least three (3) days prior to the date payment thereof is due (including payments constituting a repayment of a sales and use Tax refund or credit previously received that are due and payable to the relevant taxing authority as a result of any collection on defaulted indebtedness with respect to which a sales and use Tax refund was previously received), the portion of such Income Taxes and sales and use Taxes for that portion of any Straddle Period which ends on the Closing Date (calculated pursuant to Section 7.01). The Purchaser shall pay or cause to be paid, on a timely basis, (a) all Income Taxes and sales and use Taxes due with respect to the Company and its Subsidiaries for taxable periods beginning after the Closing Date and the portion of any Straddle Period beginning on the day after the Closing Date and (b) all Non-Income Taxes of the Company and its Subsidiaries for all periods.

      7.03. Transfer Taxes. All transfer, documentary, sales, use, stamp, motor vehicle, emissions, and registration taxes and fees and similar amounts incurred in connection with this Agreement ("Transfer Taxes"), if any, shall be borne by the Purchaser, and the Purchaser shall file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, if any, and remit payment for any Tax shown thereon.

      7.04. Filing of Tax Returns.

      (a) The Seller or its Affiliates shall prepare all Income Tax Returns required to be filed by or with respect to the Company and its Subsidiaries for any taxable periods ending on or before the Closing Date and file such Income Tax Returns required to be filed on or before the Closing Date. The Seller shall deliver to the Company a draft of any such Income Tax Return to be filed after the Closing Date for signature not later than twenty (20) days before the due date for such Income Tax Return and the Company or the appropriate Subsidiary shall cause an authorized officer to sign such Income Tax Return unless prohibited by law. The Purchaser shall prepare and timely file (i) all Income Tax Returns and sales and use Tax Returns required to be filed by or with respect to the Company and its Subsidiaries that are due after the Closing Date for any Straddle Period (the "Purchaser Straddle Returns") and all taxable periods beginning after the Closing Date and (ii) all Non-Income Tax Returns required to be filed by or with respect to the Company and its Subsidiaries that are due after the Closing Date. The Purchaser shall deliver to the Seller (A) a draft of any Purchaser Straddle Return and (B) a draft statement setting forth the Seller's pro rata portion of the Income Tax or sales and use Tax due, as applicable, with respect to the Purchaser Straddle Return as determined pursuant to Sections 7.01 and 7.02 (the "Purchaser Straddle Statement"), for comment and approval not later than forty (40) days before such Purchaser Straddle Returns are due. If, within ten (10) days after the receipt of such Purchaser Straddle Return, the Seller notifies the Purchaser that the Seller disagrees with the draft Purchaser Straddle Return or draft Purchaser Straddle Statement, then the Purchaser and the Seller shall attempt in good faith to resolve their disagreement within the ten (10) days following the Seller's notification to the Purchaser of such disagreement. If the Seller and the Purchaser cannot resolve their disagreement within ten (10) days following the Seller's notification, any dispute with respect to the amount reflected on the Purchaser Straddle Statement shall be submitted to an Independent Accountant for resolution within ten (10) days of such submission. The cost of the Independent Accountant shall be borne in accordance with the formula set forth in Section 2.06(e). The Seller shall pay to the Purchaser the amount reflected on the Purchaser Straddle Statement not more than ten (10) days after the receipt by the Seller of such Purchaser Straddle Return or, in the event of a disagreement between the Purchaser and the Seller regarding the Purchaser Straddle Return or the Purchaser Straddle Statement, within ten (10) days after the resolution of such disagreement.

      (b) Not later than sixty (60) days after the Closing Date, the Seller shall deliver to the Purchaser (i) copies of any Income Tax Returns filed by or with respect to the Company and its Subsidiaries that were due on or before the Closing Date for any Straddle Period (the "Seller Straddle Returns") and (ii) a statement setting forth (A) the Purchaser's pro rata portion of the Income Tax due with respect to the Seller Straddle Return and (B) a statement setting forth the Purchaser's pro rata portion of the sales and use Tax due with respect to a Straddle Period sales and use Tax Return that was filed prior to the Closing Date, in each case as determined pursuant to Sections 7.01 and 7.02 (the "Seller Straddle Statement"). If, within ten (10) days after the receipt of such Seller Straddle Statement, the Purchaser notifies the Seller that the Purchaser disagrees with the Seller Straddle Statement, then the Purchaser and the Seller shall attempt in good faith to resolve their disagreement within ten (10) days following the Purchaser's notification to the Seller of such disagreement. If the Seller and the Purchaser cannot resolve their disagreement within ten (10) days following the Purchaser's notification, any dispute with respect to the amount reflected on the Seller Straddle Statement shall be submitted to an Independent Accountant for resolution within ten (10) days of such submission. The cost of the Independent Accountant shall be borne in accordance with the formula set forth in Section 2.06(e). The Purchaser shall pay to the Seller the amount reflected on the Seller Straddle Statement not more than ten (10) days after the receipt by the Purchaser of such Seller Straddle Return and Seller Straddle Statement or, in the event of a disagreement between the Purchaser and the Seller regarding the Seller Straddle Statement, within ten (10) days after the resolution of such disagreement.

      7.05. Tax Refunds, Overpayments or Credits.

      (a) Except to the extent set forth as an asset on the Preliminary Balance Sheet or the Closing Date Balance Sheet, any Income Tax or sales and use Tax refund, Income Tax or sales and use Tax overpayment or Income Tax or sales and use Tax credit, (including any interest in respect thereof) received by the Seller or its Affiliates, the Company (whether for its own account or on behalf of the securitization trusts or on behalf of the Company's customers), the securitization trusts, the Purchaser or their respective Affiliates, and any amounts credited against any Income Tax or sales and use Tax to which the Seller or its Affiliates, the Company (whether for its own account or on behalf of the securitization trusts or on behalf of the Company's customers), the securitization trusts, the Purchaser or their respective Affiliates, becomes entitled (including by way of any amended Income Tax Returns or sales and use Tax Returns or any carry back filing), that relates to any Income Tax or sales and use Tax with respect to a Pre-Closing Period shall be for the account of the Seller and an amount equivalent to such refund or credit received shall be paid to the Seller within thirty (30) days following the receipt of such refund or credit. The Purchaser shall be entitled to Income Tax or sales and use Tax refunds, Income Tax or sales and use Tax overpayments or Income Tax or sales and use Tax credits with respect to the Post-Closing Periods.

      (b) Each of the Seller and the Purchaser shall cooperate, and cause each of its Affiliates to cooperate, in obtaining any Income Tax or sales and use Tax refunds that the other party reasonably believes should be available, including through filing appropriate forms with the applicable taxing authority.

      7.06. Post-Closing Actions. Prior to knowingly undertaking any action that the Purchaser reasonably determines would be likely to increase the Seller's or any of its Affiliates liability for Income Taxes or sales and use Taxes (including any liability of the Seller to indemnify the Purchaser for Income Taxes pursuant to this Agreement), the Purchaser shall notify the Seller of such possibility and shall consult with the Seller in good faith.

      7.07. Cooperation. After the Closing Date, each of the Seller and its Affiliates and the Purchaser shall, and shall cause the Company and their respective Affiliates to, (i) assist the other party in preparing any Income Tax Returns or sales and use Tax Returns which such other party is responsible for preparing and filing and (ii) cooperate fully in preparing for any audits of, or disputes with, any Governmental Authority regarding any Income Tax Returns or sales and use Tax Returns related to the Company; provided, however, in no event shall the Seller or its Affiliates be required to provide consolidated, combined or unitary Income Tax Return information of the Seller or its Affiliates. In connection therewith, the Purchaser shall not, and shall cause the Company not to, dispose of any Income Tax or sales and use Tax work papers, books or records of the Company during the seven-year period following the Closing Date, and thereafter shall give Seller reasonable written notice, and the opportunity to make copies of any such items, before disposing of such items.

      7.08. Section 338(h)(10) Elections.

      (a) Within ninety (90) days of the determination of the Final Cash Consideration, the Seller shall furnish the Purchaser with the Seller's proposed determination of the ADSP (as defined in applicable Treasury Regulations under Section 338 of the Code) (the "Proposed Determination") and the allocation of ADSP among the assets of the Company and its eligible Subsidiaries on Seller's Form 8883 (the "Proposed Allocation"). The Seller shall prepare the Proposed Determination and Proposed Allocation in accordance with the methodology and principles set forth on Exhibit I, and the Purchaser shall accept the Proposed Determination and Proposed Allocation, if they are consistent with Exhibit I (which, when accepted, shall become the "Final Allocation"). (If the Purchaser does not believe that the Proposed Determination and Proposed Allocation are consistent with Exhibit I, the Purchaser shall instead notify Seller of such belief and the parties shall attempt to resolve such disagreement within ten
(10) days of notification. If the parties cannot resolve such dispute, the parties shall submit the question of whether the Seller's Proposed Determination and Proposed Allocation are consistent with Exhibit I or not to a mutually acceptable nationally recognized attorney for final resolution within five (5) days of such submission. The cost of such attorney shall be borne equally.) The Purchaser shall prepare and deliver to Seller the Purchaser's Form 8883, which shall reflect the Final Allocation (provided that the amount allocated to goodwill may be increased for any capitalized acquisition costs incurred by the Purchaser to acquire the Shares).

      (b) Upon completion and delivery by the Purchaser to the Seller of the Purchaser's Form 8883 consistent with the prior paragraph, the Seller or its Affiliates shall join with the Purchaser in making an irrevocable election under Code Section 338(h)(10) on IRS Form 8023 (and any corresponding elections under state, local, or foreign tax law) (collectively, the "Section 338 Elections") with respect to the Company and its eligible Subsidiaries on or before the last date on which such election(s) may be made. The parties and their Affiliates shall cooperate in good faith with the preparation of the Section 338 Elections.

      (c) Solely for Tax purposes, the Seller and the Purchaser agree (i) to report and cause their Affiliates to report the acquisition of the Company by the Purchaser in a manner consistent with the making of the Section 338 Elections, (ii) not to take a Tax position or cause or permit their Affiliates to take a Tax position in any Tax Return (including in any supplemental or amended IRS Forms 8883) or Tax audit or any Tax proceeding before any Governmental Authority or otherwise in any Tax matter that is inconsistent with the Section 338 Elections, including the determination of the ADSP, AGUB, the Final Allocation and the information provided on Seller's Form 8883 and the Purchaser's Form 8883, unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local law), and (iii) to provide each other with copies of any supplemental or amended IRS Forms 8883 at least twenty (20) days prior to filing with any taxing authority.

      (d) The Purchaser and the Seller shall promptly inform one another of any challenge by any taxing authority to any allocation made pursuant to this
Section 7.08 (a "Challenge") and agree to consult and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, such Challenge. Notwithstanding anything to the contrary contained in this Agreement, in the event of (x) any Challenge with respect to which there is a material risk of an adverse outcome or (y) an adjustment to the Final Allocation as a result of a determination (within the meaning of Section 1313(a) of the Code) with respect to either party or any of their respective Affiliates, the Purchaser or the Seller, and their respective Affiliates, as the case may be, shall have the right to file protective amended Tax Returns without regard to Section 7.08(c) on or after the date that is thirty (30) days prior to the expiration of any relevant statute of limitations (provided, however, that prior to such filing, the filing party shall provide any proposed statements and related material to the other party for its review and comment).

      7.09. Tax Indemnity.

      (a) Seller Indemnity. Parent and Seller shall jointly and severally indemnify and hold harmless on an after-tax basis the Purchaser, the Company and its Subsidiaries and their respective Affiliates from and against, without duplication, (i) any Income Taxes of the Company and its Subsidiaries for any Pre-Closing Period or resulting from any transaction in the Pre-Closing Period (including any Taxes resulting from the Section 338 Elections); (ii) any Income Taxes of any Person other than the Company and its Subsidiaries, including any Taxes for which the Company or any of its Subsidiaries are liable under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign Tax law), as a transferee or successor, by contract or otherwise;
(iii) any sales and use Taxes of the Company and its Subsidiaries for any Pre-Closing Period, except for sales and use Taxes that have been reserved or otherwise accrued or reflected as a liability on the Closing Date Balance Sheet;
(iv) any Taxes imposed on the Purchaser, the Company and its Subsidiaries resulting from the inability to make a valid election under Section 338(h)(10) of the Code pursuant to Section 7.08 hereof due to the Company not being a member, as of the Closing Date, of the "selling consolidated group" (as defined in Section 338(h)(10)(B) of the Code) of which Ford Motor Company is the common parent, provided that, but for such inability, a valid election under Section 338(h)(10) of the Code could have been made; and (v) any Loss incurred by the Purchaser or any of its Affiliates to the extent arising out of or resulting from any breach of (A) any covenant or agreement contained in Section 5.01(b)(viii) to the extent such covenant or agreement has been made with respect to Income Taxes or sales and use Taxes or (B) any covenant or agreement by the Seller contained in Article VII.

      (b) Purchaser Indemnity. The Purchaser shall indemnify and hold harmless on an after-tax basis the Seller and the Seller's Affiliates from and against
(i) any Income Taxes and sales and use Taxes imposed on the Company or any of its Subsidiaries for any Post-Closing Period other than the Taxes described in
Section 7.09(a), (ii) any Non-Income Taxes for all periods, (iii) any Transfer Taxes arising as a result of or otherwise incurred in connection with the Transactions and (iv) any Loss incurred by the Seller or any of its Affiliates to the extent arising out of or resulting from any breach of any covenant or agreement by the Purchaser contained in Article VII.

      (c) Payment. Payment in full of any amount due under this Section 7.09 shall be made to the affected party in immediately available funds at least two Business Days before the date payment of the Taxes to which such payment relates is due, or, if no Tax is payable, within ten (10) days after written demand is made for such payment.

      (d) Any indemnity payments made pursuant to this Section 7.09 shall include reasonable attorneys' fees and expenses related thereto.

      7.10. Tax Contests.

      (a) If any taxing authority asserts a Tax Claim, then the party hereto first receiving notice of such Tax Claim shall promptly (and in any event within fifteen (15) Business Days) provide written notice thereof to the other party or parties hereto; provided, however, that the failure of such party to give such prompt notice shall not relieve the other party of any of its obligations under this Article VII, except to the extent that the other party is actually prejudiced thereby. Such notice shall specify in reasonable detail the basis for such Tax Claim and shall include a copy of the relevant portion of any correspondence received from the taxing authority.

      (b) The Seller shall have the sole right to control, at its own expense, any Income Tax audit, examination, contest, litigation or other proceeding by or against any taxing authority (an "Income Tax Proceeding") in respect of the Company and its Subsidiaries for any taxable period that ends on or before the Closing Date; provided, however, to the extent such Income Tax Proceeding relates to a separate state or local Tax Return of the Company or its Subsidiaries and if Purchaser notifies Seller that it reasonably believes that such Income Tax Proceeding could reasonably be expected to have a material adverse effect on the Purchaser, the Company and its Subsidiaries or their respective Affiliates for a Post-Closing Period, Seller shall consult in good faith with Purchaser before taking any significant action in connection with such proceeding and Purchaser shall be entitled to participate, at its own expense, in such Income Tax Proceeding.

      (c) In the case of an Income Tax Proceeding for a Straddle Period, the Purchaser shall have the right to control, at its own expense, such Income Tax Proceeding; provided, however, that (i) the Purchaser shall consult with the Seller before taking any significant action in connection with such Income Tax Proceeding, (ii) the Purchaser shall consult with the Seller and offer the Seller an opportunity to comment before submitting any written materials prepared or furnished in connection with such Income Tax Proceeding, (iii) the Purchaser shall defend such Income Tax Proceeding diligently and in good faith as if it were the only party in interest in connection with such Tax Proceeding,
(iv) the Seller shall be entitled to participate in such Income Tax Proceeding, at its own expense, and with the written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed), assume the entire defense of such Income Tax Proceeding, and (v) the Purchaser shall not settle, compromise or abandon any such Income Tax Proceeding without obtaining the prior written consent of the Seller, such consent shall not be unreasonably withheld or delayed, and shall not be necessary to the extent that the Purchaser has indemnified the Seller against the effect of such settlement.

      (d) Except as provided in Section 7.11, the Purchaser shall have the right to control, at its own expense, (i) any Income Tax Proceeding involving the Company or any of its Subsidiaries (other than any Income Tax Proceeding described in Section 7.10(b) or (c)), and (ii) any tax proceeding relating to Non-Income Taxes, and the Seller shall have no information, consultation, participation, consent or other rights with respect to such tax proceedings; provided, however, to the extent such Income Tax Proceeding relates to a separate state or local Tax Return of the Company or its Subsidiaries and if Seller notifies Purchaser that it reasonably believes that such Income Tax Proceeding could reasonably be expected to have a material adverse effect on the Seller or its Affiliates for a Pre-Closing Period, Purchaser shall consult with Seller in good faith before taking any significant action in connection with such Income Tax Proceeding and Seller shall be entitled to participate, at its own expense, in such Income Tax Proceeding.

      7.11. Sales and Use Tax.

      (a) The Purchaser shall, and shall cause the Company and their respective Affiliates to, provide the Seller with written notice of any information or documents received by the Purchaser relating to the sales and use Tax matters of the Company with respect to any Pre-Closing Period, and provide the Seller with the relevant portion of any correspondence received from the taxing authority related to such matters ("Pre-Closing Sales and Use Tax Issues"). The Seller shall have the sole right to control, at its own expense, all of the communication and proceedings related to the Pre-Closing Sales and Use Tax Issues including, without limitation, the audit, examination, contest, litigation, refund claim or other proceeding relating thereto; provided, however, if the Purchaser notifies the Seller that it reasonably believes such Pre-Closing Sales and Use Tax Issue would have a material adverse effect on the Purchaser, then Seller shall keep the Purchaser informed of any significant developments concerning such Pre-Closing Sales and Use Tax Issue, shall reasonably consider in good faith all suggestions by the Purchaser regarding such Pre-Closing Sales and Use Tax Issue and shall conduct such proceedings related to the Pre-Closing Sales and Use Tax Issues in good faith as if it were the only party in interest. The Purchaser shall, and shall cause the Company and their respective Affiliates to, provide the Seller with cooperation, assistance and information regarding any Sales and Use Tax Issues as is reasonably requested by the Seller. The Seller shall be entitled to any refund, overpayment or tax credit relating to or arising from such Sales and Use Tax Issues.

      (b) The Purchaser shall, and shall cause the Company and their respective Affiliates to, provide the Seller with written notice of any information or documents received by the Purchaser relating to the sales and use Tax matters of the Company with respect to any sales and use Tax Return for periods that begin on or before and ends after the Closing Date and provide the Seller with the relevant portion of any correspondence received from the taxing authority related to such matters ("Straddle Period Sales and Use Tax Issues"). The Seller shall have the right to control, at its own expense, such Straddle Period Sales and Use Tax Issues, including, without limitation, the audit, examination, contest, litigation, refund claim or other proceeding relating thereto; provided, however, that (i) the Seller shall consult with the Purchaser before taking any significant action in connection with such Straddle Period Sales and Use Tax Issue, (ii) the Seller shall consult with the Purchaser and offer the Purchaser an opportunity to comment before submitting any written materials prepared or furnished in connection with such Straddle Period Sales and Use Tax Issue, (iii) the Seller shall defend such Straddle Period Sales and Use Tax Issue diligently and in good faith as if it were the only party in interest in connection with such Straddle Period Sales and Use Tax Issue, (iv) the Purchaser shall be entitled to participate in such Straddle Period Sales and Use Tax Issue, at its own expense, and with the written consent of Seller, assume the entire defense of such Straddle Period Sales and Use Tax Issue, and (v) the Seller shall not settle, compromise or abandon any such Straddle Period Sales and Use Tax Issue without obtaining the prior written consent of the Purchaser, such consent shall not be unreasonably withheld or delayed, and shall not be necessary to the extent that the Seller has indemnified Purchaser against the effect of such settlement. The Purchaser shall, and shall cause the Company and their respective Affiliates to, provide the Seller with cooperation, assistance and information regarding any Straddle Period Sales and Use Tax Issues as is reasonably requested by the Seller. The Seller shall be entitled to the portion of any refund, overpayment or tax credit relating to or arising from such Straddle Period Sales and Use Tax Issue that relates to a Pre-Closing Period and the Purchaser shall be entitled to the portion of any refund, overpayment or tax credit relating to or arising from such Straddle Period Sales and Use Tax Issue that relates to a Post-Closing Period.

      (c) The Purchaser shall have the sole right to control, at its own expense, all of the communication and proceedings related to the sales and use Tax matters of the Company with respect to any Post-Closing Period ("Post-Closing Sales and Use Tax Issues") including, without limitation, the audit, examination, contest, litigation, refund claim or other proceeding relating thereto; provided, however, if the Seller notifies the Purchaser that it reasonably believes such Post-Closing Sales and Use Tax Issue would have a material adverse effect on the Seller or its Affiliates, then the Purchaser shall keep the Seller informed of any significant developments concerning such Post-Closing Sales and Use Tax Issue , shall reasonably consider in good faith all suggestions by the Seller regarding such Post-Closing Sales and Use Tax Issue and shall conduct such proceedings related to the Pre-Closing Sales and Use Tax Issues in good faith as if it were the only party in interest. The Purchaser shall be entitled to any refund, overpayment or tax credit relating to or arising from such Post-Closing Sales and Use Tax Issues.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      8.01. Survival.

      (a) Representations and Warranties of the Seller and the Parent. None of the representations and warranties of the Seller or the Parent contained in
Article III shall survive the Closing hereunder, except, that:

            (i) the representations and warranties contained in Section 3.03 (Subsidiaries), Section 3.05 (No Conflict), Section 3.06 (Consents and Approvals), Section 3.12 (Litigation), Sections 3.16(b), (c) and (d) (Securitization Transactions), Section 3.19 (Insurance) and Section 3.20 (Transactions with Certain Affiliates) shall survive the Closing hereunder and continue in full force and effect for a period of twelve (12) months thereafter;

            (ii) the representations and warranties contained in Section 3.09 (Financial Statements) and Section 3.13 (Compliance with Laws; Permits) shall survive the Closing hereunder and continue in full force and effect for a period of eighteen (18) months thereafter; and

            (iii) the representations and warranties contained in Section 3.01 (Organization, Authority and Qualification of the Seller and the Parent),
Section 3.02 (Organization, Authority and Qualification of the Company), Section
3.04 (Capitalization),

Section 3.15 (Brokers) and Section 3.22 (Disclaimer of Other Representations and Warranties) shall survive until six (6) months after the expiration of all applicable statute of limitations periods (or extensions or waivers thereof), or in the absence of such applicable statute of limitations periods, indefinitely.

            (iv) Notwithstanding the foregoing, if written notice of a claim for indemnification has been given by the Purchaser to the Seller in accordance with
Section 13.04 prior to the expiration of the applicable survival period, then the relevant representations and warranties of Seller and Parent shall survive as to such claim, until such claim has been finally resolved.

      (b) Representations and Warranties of the Purchaser and Holdings. All of the representations and warranties of the Purchaser and Holdings contained in
Article IV shall survive the Closing hereunder as follows: (i) the representations and warranties contained in Section 4.02 (No Conflict), Section
4.03 (Consents and Approvals) and Section 4.04 (Litigation) shall terminate twelve (12) months following the Closing Date, (ii) the representations and warranties contained in Section 4.01 (Organization and Authority of the Purchaser and Holdings), Section 4.05 (Brokers), Section 4.06 (Acquisition of Shares for Investment) and Section 4.07 (Investigation by Purchaser; Seller's and Parent's Liability) shall survive until six (6) months after the expiration of all applicable statute of limitations periods (or extensions or waivers thereof), or in the absence of such applicable statute of limitations periods, indefinitely and (iii) the representations and warranties contained in Section
4.08 (Financing) shall terminate at Closing. Notwithstanding the foregoing, if written notice of a claim for indemnification has been given by the Seller or the Parent to the Purchaser in accordance with Section 13.04 prior to the expiration of the applicable survival period, then the relevant representations and warranties of the Purchaser and Holdings shall survive as to such claim, until such claim has been finally resolved.

      (c) Covenants. None of the covenants and agreements of the Seller, the Parent, the Purchaser or Holdings shall survive the Closing hereunder, except, that:

            (i) the covenants contained in Section 5.01 (Operation of the Business) shall survive the Closing hereunder for a period of twelve (12) months thereafter;

            (ii) the covenants and agreements contained in Article II (Purchase and Sale of Shares; Closing), Sections 5.06(c) and 5.06(d) (Financing), Article VI (Post Closing Covenants), Article VIII (Indemnification) and Article XIII (General Provisions) (collectively, the "Core Covenants") shall survive the Closing hereunder indefinitely without restriction, except as expressly limited by their terms; and

            (iii) the covenants and agreements contained in Article VII (Tax Matters) shall survive the Closing hereunder until six (6) months after the expiration of all applicable statute of limitations periods (or extensions or waivers thereof).

      8.02. Indemnification by the Seller and the Parent. Subject to the limitations set forth in Section 8.04 hereof, and provided the Purchaser makes a written claim for indemnification against the Seller or the Parent pursuant to
Section 13.04 within the survival period provided under Section 8.01 in the case of any claim for indemnification pursuant to this Section 8.02, the

Purchaser and its Affiliates (which after the Closing shall include the Company and its Subsidiaries) and their respective directors, officers, employees and agents and each of the successors and assigns of each of the foregoing (the "Purchaser Indemnified Parties") shall be indemnified and held harmless by the Seller and Parent, and their respective successors (the "Seller Indemnifying Parties"), on a joint and several basis, from and against any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys' fees and expenses) (hereinafter "Losses") actually suffered or incurred by any Purchaser Indemnified Party, to the extent arising out of or resulting from or incurred in connection with:

      (a) the breach of any representation or warranty made by the Seller or the Parent contained in this Agreement (except representations and warranties contained in Article III that do not survive the Closing pursuant to Section
8.01 ("Expiring Representations")) provided, however, that the Seller's and the Parent's indemnification obligations pursuant to this Section 8.02(a) shall be determined without giving effect to any qualification or exception with respect to "material," "materially," "Material Adverse Effect," or similar language contained in any representation or warranty of Parent, the Seller or the Company;

      (b) the breach of any covenant or agreement by the Seller or the Parent contained in this Agreement (except the covenants and agreements contained in Article VII);

      (c) any Controlled Group Liabilities; or

      (d) any amounts payable by the Company or the Purchaser to Company Management pursuant to any indemnification obligations arising out of a claim made by the Seller Indemnified Parties against Company Management.

      8.03. Indemnification by the Purchaser and Holdings. Subject to the limitations set forth in Section 8.04 hereof, and provided the Seller or the Parent makes a written claim for indemnification against the Purchaser pursuant to Section 13.04 within the survival period provided under Section 8.01 in the case of any claim for indemnification pursuant to this Section 8.03, the Seller, Parent and their respective Affiliates, directors, officers, employees and agents and each of the successors and assigns of each of the foregoing (the "Seller Indemnified Parties") shall be indemnified and held harmless by the Purchaser, Holdings, the Company and their respective successors (the "Purchaser Indemnifying Parties"), on a joint and several basis, after the Closing Date from and against any and all Losses actually suffered or incurred by any Seller Indemnified Party, to the extent arising out of or resulting from or incurred in connection with:

      (a) the breach of any representation or warranty made by the Purchaser or Holdings contained in this Agreement; provided, however, that the Purchaser Indemnifying Parties' indemnification obligations pursuant to this Section 8.03(a) shall be determined without giving effect to any qualification or exception with respect to "material," "materially," "Material Adverse Effect," or similar language contained in any representation or warranty of the Purchaser or Holdings;

      (b) the breach of any covenant or agreement by the Purchaser or Holdings contained in this Agreement (except the covenants and agreements contained in Article VII);

      (c) (i) any untrue statement or alleged untrue statement of a material fact (A) contained in the offering circular or any amendment thereof provided to potential investors or other third parties in connection with the Purchaser's Rule 144A Offering (the "Offering Circular"), or (B) contained in any materials or information provided to potential investors or other third parties by, or with the approval or knowledge of, the Purchaser in connection with the marketing of the offering of the notes contemplated to be sold in the Purchaser's Rule 144A Offering, including any Road Show held by the Purchaser or officers of the Company ("Company Management") (whether in person or electronically) ("Marketing Materials"), or (C) made orally by any of Purchaser or Company Management to a potential investor or other third party in connection with any Road Show held by the Purchaser or Company Management ("Oral Statements"), or (ii) the omission or alleged omission to state in the Offering Circular, any Marketing Materials, or any Oral Statements, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no indemnification shall be available from Purchaser under this paragraph (c) to the extent that any of the foregoing relate to common law fraud on the part of Parent or the Seller;

      (d) any material breach after the Closing Date by the Company, the Purchaser or their respective Affiliates of any provision of any of the real property leases set forth on Section 3.17 of the Disclosure Schedule that are validly assigned to or otherwise continued to be used by the Purchaser on or after the Closing Date; or any increase in the obligations or liabilities of Parent under the Parent Guarantees from those existing on the date hereof; or

      (e) any claims asserted against the Seller Indemnified Parties by any Insurer, indenture or owner trustee under the Securitization Instruments (including the related insurance and indemnity agreements) for any breach of such Securitization Instruments due to a "Change of Control"(as defined under such insurance and indemnity agreements) effected after the Closing.

      8.04. Limits on Indemnification. Notwithstanding anything to the contrary contained in this Agreement:

      (a) Minimum Indemnification Amount. The Purchaser Indemnified Parties shall not be entitled to assert, and the Seller Indemnifying Parties shall not be liable for, any individual claim for indemnification pursuant to Sections 8.02(a), unless and until the amount of indemnifiable Losses which may be recovered by the Purchaser Indemnified Parties pursuant to such individual claim (or series of related claims) equals or exceeds (i) in the case of claims made with respect to the representations and warranties of the Seller or the Parent in Article III *** (in each case, the "Minimum Indemnification Amount"), in which case all such Losses shall be subject to indemnification, provided that individual claims shall constitute a series of related claims only to the extent that all such individual claims include violations or alleged violations of the same individual provisions of applicable Law or the same individual Government Authorization, in each case in the same jurisdiction promulgating such Law or the same Governmental Authorizations, as the case may be. No claim for which indemnification is not available under this section 8.04(a) shall be counted toward the Basket Amount, other than claims made under Section 7.09.

      (b) Basket Amount. The Seller Indemnifying Parties shall not be liable for any claim for indemnification pursuant to Sections 8.02(a) or Section 8.02(b) (with respect to breaches of

Section 5.01 only) unless and until the aggregate amount of indemnifiable Losses which may be recovered from them equals or exceeds *** (the "Basket Amount"), after which they shall be liable for all Losses exceeding the Basket Amount. The Purchaser Indemnifying Parties shall not be liable for any claim for indemnification pursuant to Section 8.03(a) unless and until the aggregate amount of indemnifiable Losses which may be recovered from them equals or exceeds the Basket Amount, after which they shall be liable for all Losses exceeding the Basket Amount.

      (c) Maximum Indemnification Amount. The maximum amount of indemnifiable Losses which may be recovered from either the Seller Indemnifying Parties or the Purchaser Indemnifying Parties, in the aggregate, arising out of or resulting from the causes set forth in Section 8.02 or 8.03, as the case may be, shall be an amount equal to *** (the "Maximum Indemnification Amount").

      (d) Reduction of Losses. The amount of any Losses under Article VIII and/or Section 7.09 shall be (i) reduced by (A) any insurance proceeds actually received relating to such Losses, net of (w) any related deductible, (y) any actual recoupment of such proceeds by the insurance carrier, and (z) any expenses incurred in obtaining such proceeds, and (B) the amount of any net Tax benefit actually realized resulting from the incurrence or payment of such Losses, and (ii) increased by the amount of any net Tax cost incurred as a result of the receipt of such indemnity payments (grossed up for such increase).

      (e) No Basket Amount or Maximum Indemnification Amount.

            (i) The Seller Indemnified Parties' obligation and liability for any and all breaches of the representations and warranties set forth in Sections 3.01, 3.02, 3.04, and 3.15, and the Purchaser Indemnified Parties' obligation and liability for any and all breaches of the representations and warranties set forth in Sections 4.01, 4.05, 4.06 and 4.07, shall not be subject to the Basket Amount and shall not be limited by the Maximum Indemnification Amount.

            (ii) The Indemnifying Parties' respective obligations and liabilities for any and all breaches of the Core Covenants (other than those contained in this Article VIII which shall be limited in amount to the extent expressly set forth in this Article VIII), and the Purchaser Indemnifying Parties' obligation and liability for indemnification pursuant to Sections 8.03(c), 8.03(d) and 8.03(e) hereof, and the Seller Indemnifying Parties' obligation and liability for indemnification pursuant to Sections 8.02(c) and 8.02(d) hereof, shall not be limited by the Maximum Indemnification Amount.

      (f) Additional Limitations.

            (i) The Purchaser Indemnified Parties shall not be entitled to assert, and the Seller and the Parent shall not be liable for, any claim for indemnification under this Article VIII arising out of or resulting from or incurred in connection with any conduct, action or failure to act of Purchaser, the Company or the surviving entity occurring after the Closing Date that would have constituted a breach of the Seller's representation and warranty in Section 3.13(A) if such conduct, action or failure to act had occurred prior to the Closing Date, to the extent that such conduct, action or failure to act occurs after the earlier of either (i) thirty (30) days after the Closing Date or (ii) such time as the Purchaser has knowledge, or should have knowledge in the commercially reasonable conduct of the Business, of such conduct, action or failure to act.

            (ii) Any claim for indemnification that may be made under more than one subsection under Sections 8.02 or 8.03 shall not result in any duplicate indemnification for Losses, notwithstanding that such claim may be made under more than one subsection.

            (iii) Notwithstanding anything contained herein to the contrary, in no event shall the Purchaser Indemnified Parties be entitled to assert, and the Seller Indemnifying Parties shall not be liable for, any claim for any Loss suffered or incurred by any of the Purchaser Indemnified Parties as a result of any claims or proceedings brought by or on behalf of any investor, potential investor, underwriter or placement agent in connection with the Purchaser's Rule 144A Offering, regardless of whether all or any of the matters underlying such claims or proceedings relate to a breach of this Agreement by Seller or Parent; provided that the foregoing shall be without prejudice to the right of the Purchaser Indemnified Parties to assert claims under Article VIII for Losses suffered or incurred independent of the Purchaser's Rule 144A Offering.

            (iv) Notwithstanding anything contained herein to the contrary, for purposes of Article VIII, "Losses" shall not include any consequential, special, indirect or punitive damages in connection with any breach or violation of this Agreement or otherwise in connection with the Transactions; provided, however, that (i) an Indemnified Party shall be entitled to recover consequential, special or indirect damages (subject in the case of lost profits to the further limitations described in the subsequent sentence) to the extent (and solely to the extent) such damages are reasonably foreseeable in connection with such breach or violation and (ii) the foregoing shall not limit the right of any Indemnified Party to indemnification in accordance with the this Agreement with respect to any component of any claim, settlement, award or judgment against such party by any unaffiliated third party. In addition to the foregoing, (i) the Purchaser Indemnified Parties shall be entitled to recover for profits lost or otherwise not realized in respect of the Business following the Closing Date solely to the extent that the applicable Loss (x) meets the requirements of the preceding sentence (and is otherwise indemnifiable under this Agreement) and (y) does not, in the aggregate with all other such Losses in respect of lost profits, exceed twenty-five percent (25%) of the Maximum Indemnification Amount, and (ii) the extent of the indemnification for any such Losses in respect of lost profits to which any of the Purchaser Indemnified Parties shall be entitled will be determined based upon the impact that the fact or circumstance underlying the applicable breach would have had on the Purchase Price had such fact or circumstance been known as of the date of the Agreement.

      8.05. Tax Treatment/ Insurance Claims. All amounts paid under the indemnification provisions of this Agreement shall be treated as adjustments to Purchase Price for all Tax purposes. Purchaser agrees to use its commercially reasonable efforts to submit all appropriate claims in connection with the Losses under the then-available insurance policies of the Company.

      8.06. Third Party Claims.

      (a) If any third party shall notify any of the Indemnified Parties with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other under this Article VIII, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing within thirty (30) days of the receipt of such notice. Such notice will contain in reasonable detail, the nature and the basis of the claim and the amount thereof, to the extent known, and any other relevant information in the possession of the Indemnified Party. No delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder except to the extent that the Indemnifying Party is prejudiced thereby.

      (b) The Indemnifying Party shall have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of its choice, reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld) unless the judgment or proposed settlement involves only the payment of money damages to be paid in full by the Indemnifying Party and does not impose any equitable relief upon the Indemnified Party. Notwithstanding the foregoing, in connection with any Third Party Claim (i) that seeks an injunction or other equitable or non-monetary relief against an Indemnified Party, (ii) that is brought by, or relates to, a Third Party Claim against an Indemnified Party by any Governmental Authority, (iii) the damages resulting from which may reasonably be expected to exceed the maximum amount set forth in Section 8.04,
(iv) with respect to which the Indemnified Party shall reasonably conclude that
(x) there are specific defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party, (y) there is a reasonably apparent conflict of interest between the Indemnified Party and the Indemnifying Party or (z) could reasonably be expected to establish a significant negative precedential custom or practice with respect to the Indemnified Party or (v) could reasonably be expected to result in a liability of the Indemnified Party with respect to any material portion of such Third Party Claim; then the Indemnifying Party shall not have the right to so assume and conduct such defense unless the Indemnified Party shall have so agreed in its sole discretion, and the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate. However, the Indemnifying Party shall not be liable for the expenses of more than one separate counsel (plus one local counsel in any jurisdiction), selected by Indemnified Party, in any single action or proceeding for all of the indemnified parties referred to in the first paragraph of this letter unless the Indemnifying Party consents.

      (c) Unless and until an Indemnifying Party assumes the defense of the Third Party Claim as provided in Section 8.06(b) above, however, the Indemnified Party may defend against the Third Party Claim in any manner it reasonably may deem appropriate.

      (d) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim for which indemnification is available hereunder without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld).

      (e) The Indemnifying Party or the Indemnified Party, as the case may be, who is controlling the defense of the Third Party Claim for which indemnification is available hereunder shall keep the other fully informed of such claim at all stages thereof. The parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any Third Party Claim.

      8.07. Exclusive Remedy. Following the Closing, except in the case of common law fraud between the parties or with respect to matters for which the remedy of specific performance, injunctive relief or other non-monetary equitable remedies are available, the indemnification provisions set forth in Section 7.09 and Article VIII of this Agreement and the remedies set forth in the HFI Loan and Security Agreement and the Participation Agreement are the exclusive remedies of the Purchaser, Holdings, the Seller and the Parent and their respective Affiliates arising out of or in connection with this Agreement, the Transactions, and the Offering Circular and the Purchaser's Rule 144A Offering. Notwithstanding anything to the contrary in this Article VIII, the above provisions of this Article VIII (other than Sections 8.01(a), 8.04(d), 8.04(f)(iv) and 8.05) shall not apply to Tax indemnification matters, which matters shall instead by governed by Article VII.

                                   ARTICLE IX

             CONDITIONS TO OBLIGATIONS OF THE SELLER AND THE PARENT

            The obligations of the Seller and the Parent to consummate the Transactions (which do not include the Purchaser's Rule 144A Offering) shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions.

      9.01. Representations, Warranties and Covenants. (i) Each of the representations and warranties of the Purchaser and/or Holdings contained in this Agreement (read without giving effect to any qualifications or exceptions contained therein regarding knowledge, materiality, material adverse effect or the like) shall be true and correct in all respects on the date of this Agreement and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except, in each case, to the extent any such representation or warranty speaks as of a specific date, in which case such warranty shall be so true and correct as of such specific date), except for any such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of each of Purchaser and/or Holdings to perform its obligations hereunder, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser and/or Holdings on or before the Closing Date shall have been complied with in all material respects through the Closing. The Seller shall have received a certificate, dated as of the Closing Date, of each of the Purchaser and Holdings to such effect signed by a duly authorized executive officer, which certificate will have attached thereto the final version of the Draft Pages.

      9.02. No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against the Seller, the Parent, the Purchaser or Holdings, seeking to restrain or materially and adversely alter the Transactions which would be reasonably likely to render it impossible or unlawful to consummate such Transactions; provided, however, that the provisions of this Section 9.02 shall not apply if the Seller or the Parent has, directly or indirectly, solicited or encouraged any such Action.

      9.03. Purchaser's Note; HFI Loan and Security Agreement. The Parent shall have received an executed Purchaser's Note and the HFI Loan and Security Agreement as contemplated by Section 2.02(c).

      9.04. Participation Agreement. The Seller shall have received an executed Participation Agreement as contemplated by Section 6.07. The execution of the Participation Agreement shall be treated as a distribution of the retained interest of Triad Financial Special Purpose, L.L.C., which, for U.S. federal and state Income tax purposes shall be treated as a part of the deemed liquidation under Sections 332 and 337 of the Code resulting from the election under Section 338(h)(10) of the Code.

      9.05. Deliverables. The Seller or the Parent shall have received all of the deliverables required by Section 11.02(a) through (g).

      9.06. Consents and Approvals. The Seller shall have received, each in form and substance reasonably satisfactory to the Seller, all Consents and Approvals set forth on Exhibit J.

                                   ARTICLE X

             CONDITIONS TO OBLIGATIONS OF THE PURCHASER AND HOLDINGS

            The obligations of the Purchaser and Holdings to consummate the Transactions shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

      10.01. Representations, Warranties and Covenants. (i) Each of the representations and warranties of the Seller and the Parent contained in this Agreement (read without giving effect to any qualifications or exceptions contained therein regarding materiality or Material Adverse Effect) shall be true and correct in all respects on the date of this Agreement and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except, in each case, to the extent any such representation or warranty speaks as of a specific date, in which case such warranty shall be so true and correct as of such specific date), except for any such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Seller and the Parent on or before the Closing Date shall have been complied with in all material respects through the Closing. The Purchaser shall have received a certificate, dated as of the Closing Date, of the Seller and the Parent to such effect signed by a duly authorized executive officer.

      10.02. No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against the Seller, the Parent, the Purchaser or Holdings, seeking to restrain or materially and adversely alter the Transactions which is reasonably likely to render it impossible or unlawful to consummate such Transactions; provided, however, that the provisions of this
Section 10.02 shall not apply if the Purchaser has, directly or indirectly, solicited or encouraged any such Action.

      10.03. Financing. Receipt by Purchaser of funding from the Underwriter and the Lender Group in accordance with the Updated Letter and the Commitment Letters, respectively.

      10.04. HFI Loan and Security Agreement. The Purchaser shall have received the HFI Loan and Security Agreement as contemplated by Section 2.02(c) executed by the Parent.

      10.05. Participation Agreement. The Purchaser shall have received the Participation Agreement as contemplated by Section 6.07 executed by the Seller.

      10.06. Consents and Approvals. The Purchaser shall have received, each in form and substance reasonably satisfactory to the Purchaser, all Consents and Approvals set forth on Exhibit J.

      10.07. Deliverables. The Purchaser shall have received all of the deliverables required by Section 11.01(a) through (i).

                                   ARTICLE XI

                               CLOSING DELIVERIES

      11.01. Closing Deliveries of the Seller. At the Closing, the Seller or the Parent, as the case may be, shall deliver to the Purchaser, and shall cause the Company and its Subsidiaries to deliver to the Purchaser, the following:

      (a) stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Purchaser and with all required stock transfer tax stamps affixed;

      (b) a receipt for the Purchase Price;

      (c) true and complete copies, certified by the Secretary or an Assistant Secretary of the Seller or the Parent, as the case may be, of the resolutions duly and validly adopted of each of the Seller and the Parent evidencing its authorization of the execution and delivery of this Agreement and the consummation of the Transactions;

      (d) corporate good standing certificates for the Company and for each Subsidiary from the Secretary of State of the jurisdiction in which such entity is incorporated or organized dated as of a date not earlier than five (5) Business Days prior to the Closing;

      (e) the HFI Loan and Security Agreement;

      (f) the Participation Agreement;

      (g) the certificates, dated the Closing Date, contemplated by Section
10.01;

      (h) a certificate, in form and substance reasonably satisfactory to the Purchaser, duly executed and acknowledged, certifying facts that would exempt the Transactions from any withholding requirement under Section 1445 of the Code; and

      (i) such other documents and instruments reasonably requested by the Purchaser to consummate the Transactions.

      11.02. Closing Deliveries of the Purchaser. At the Closing, the Purchaser shall deliver to the Seller or the Parent, as the case may be, the following:

      (a) the Initial Cash Consideration and Initial Debt Amount by wire transfer in immediately available funds as provided in Section 2.04(b);

      (b) the Purchaser's Note;

      (c) the HFI Loan and Security Agreement;

      (d) the Participation Agreement;

      (e) the certificates, dated the Closing Date, contemplated by Section
9.01;

      (f) the Guaranty in the form attached hereto as Exhibit K, executed by the Controlling Shareholders; and

      (g) such other documents and instruments reasonably requested by the Seller to consummate the Transactions.

                                  ARTICLE XII

                        TERMINATION, AMENDMENT AND WAIVER

      12.01. Termination. This Agreement may be terminated at any time prior to the Closing:

      (a) by the mutual written consent of the Seller and the Purchaser;

      (b) by the Purchaser in the event the Seller or the Parent has breached its representations, warranties, or covenants contained in this Agreement such that Section 10.01 would not be satisfied, the Purchaser has notified the Seller and the Parent of the breach and either such breach has not been cured, or is not capable of being cured, prior to the earlier of May 31, 2005 and the last Business Day of any month during which the condition set forth in Section 10.06 hereof has been (or is reasonably anticipated to be) satisfied or waived;

      (c) by the Seller in the event Purchaser or Holdings has breached its representations, warranties, or covenants contained in this Agreement such that
Section 9.01 would not be satisfied, the Seller has notified the Purchaser and Holdings of the breach, and either such breach has not been cured, or is not capable of being cured, prior to the earlier of May 31, 2005 and the last Business Day of any month during which the condition set forth in Section 10.06 hereof has been (or is reasonably anticipated to be) satisfied or waived;

      (d) by the Seller or the Purchaser if the Closing shall not have occurred by May 31, 2005, unless the delay is caused by a breach by the other party;

      (e) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and nonappealable;

      (f) by the Purchaser if the Parent or the Seller shall have delivered to the Purchaser updated Disclosure Schedule pursuant to Section 5.05(b) of this Agreement, without regard to whether the matters disclosed therein would have permitted the Purchaser to terminate this Agreement pursuant to Section 12.01(b); or

      (g) by the Seller if the Purchaser does not deliver the Updated Letter in a form reasonably satisfactory to the Seller as provided in Section 5.06(a).

      12.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 12.01, this Agreement shall forthwith become void and there shall be no Liability or obligation on the part of any party hereto or any of such party's officers, directors, managers, employees, agents, other representatives or Affiliates, except (a) that Sections 5.02(c), 12.02, 13.01, 13.05, 13.08 and 13.14 shall survive in accordance with their terms and
(b) that nothing herein shall relieve either party hereto from liability for any willful breach of this Agreement, provided, that this Section 12.02 shall not apply to, and the Seller and the Parent shall have no liability whatsoever in connection with or as a result of, any Expiring Representations absent common law fraud.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

      13.01. Expenses. The parties will bear their own respective costs and expenses, including fees and disbursements of counsel, financial advisors and accountants incurred in connection with the Transactions prior to the Closing. The Company shall not incur any out-of-pocket costs or expenses in connection with the Transactions or in connection with the Purchaser's financing prior to the Closing other than pursuant to Section 5.01(b)(v) hereof, which in any event shall not exceed $25,000, and all such out-of-pocket costs or expenses of the Company shall be paid in full prior to the Closing Date or fully reflected on the Preliminary Balance Sheet and the Closing Date Balance Sheet, provided, that, the Company shall not incur any out-of-pocket expenses on behalf of the Purchaser in connection with the Purchaser's financing, other than incidental out-of-pocket expenses which will be reflected on the Preliminary Balance Sheet and the Closing Date Balance Sheet as an amount due from Purchaser.

      13.02. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      13.03. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules, regulations and interpretations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes," "including" or their cognates are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The capitalized terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular. Pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms. All references herein to designated "Articles," "Sections" and other subdivisions and to "Exhibits" and "Disclosure Schedule" are to the designated Articles, Sections and other subdivisions of the body of this Agreement and to the exhibits and "Disclosure Schedule" to this Agreement. The words

"herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The term "date hereof" shall mean the date of this Agreement. When used in reference to parties to this Agreement, the term "other party" will refer to the Seller and/or Parent, as applicable, when used in reference to Purchaser and Holdings, and vice versa.

      13.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery (i) in person; (ii) by an internationally recognized overnight courier service; (iii) by facsimile transmission with confirmation; or (iv) registered or certified mail, in each case, with delivery fees prepaid, return receipt requested, to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 13.04):

      (a) if to the Seller:

                 Fairlane Credit LLC
                 One American Road
                 Dearborn, MI  48126
                 Facsimile:  (313) 621-7825
                 Attention:  General Counsel

                 with a copy (which shall not constitute notice) to:

                 Ford Motor Credit Corporation
                 One American Road
                 Dearborn, MI  48126
                 Facsimile:  (313) 390-3212
                 Attention:  General Counsel

      (b) if to the Parent:

                 Ford Motor Credit Corporation
                 One American Road
                 Dearborn, MI  48126
                 Facsimile:  (313) 390-3212
                 Attention:  General Counsel

      (c) if to the Purchaser:

                  Triad Acquisition Corp.
                  c/o Hunter's/Glen, Ltd.
                  200 Crescent Court, STE 1350
                  Dallas, Texas  75201
                  Facsimile:  (214) 871-5199
                  Attention:  Randy Staff

                  with a copy (which shall not constitute notice) to:

                  Hunter's/Glen, Ltd.
                  200 Crescent Court, STE 1350
                  Dallas, Texas  75201
                  Facsimile:  (214) 871-5199
                  Attention:  Randy Staff

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Facsimile:  (212) 403-2000
                  Attention:  Nicholas G. Demmo

      (d) if to Holdings:

                  Triad Acquisition Corp.
                  c/o Hunter's/Glen, Ltd.
                  200 Crescent Court, STE 1350
                  Dallas, Texas  75201
                  Facsimile:  (214) 871-5199
                  Attention:  Randy Staff

                  with a copy (which shall not constitute notice) to:

                  Hunter's/Glen, Ltd.
                  200 Crescent Court, STE 1350
                  Dallas, Texas  75201
                  Facsimile:  (214) 871-5199
                  Attention:  Randy Staff

      13.05. Public Announcements. Neither the Purchaser nor the Seller nor any of their respective officers, directors, employees, agents, representatives or Affiliates shall make, or cause to be made, any press release or public announcement in respect of the Transactions or otherwise communicate with any news media without the prior written consent of the other party, provided, that if such prior written consent shall have been given by the other party, the parties hereto shall cooperate as to the timing and contents of any such press release, public announcement or communication.

      13.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

      13.07. Disclosure Schedule. Certain of the representations and warranties set forth in this Agreement contemplate that there will be included in the Disclosure Schedule information that might be "material" or have a "material adverse effect." The Company, its Subsidiaries, Seller or Purchaser may, at their option, include in such schedules items that are not material or are not likely to have a material adverse effect, and, in order to avoid any misunderstanding, any such inclusion shall not be deemed to be an acknowledgment or representation that such items are material or would have a material effect, to establish any standard of materiality or material adverse effect, or to define further the meaning of such terms for purposes of this Agreement. All capitalized terms used in the Disclosure Schedule and not otherwise defined therein shall have the respective meanings set forth in this Agreement.

      13.08. Entire Agreement. This Agreement, together with the other Transaction documents referenced herein, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof.

      13.09. Assignment. This Agreement may not be assigned without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser).

      13.10. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller, the Parent, the Purchaser and Holdings or (b) by a waiver in accordance with Section 13.11.

      13.11. Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements of the other party or conditions to such party's obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      13.12. No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns; provided, however, that the provisions of Article VIII shall inure to the benefit of the indemnified parties thereunder.

      13.13. Arbitration. In the event of any dispute between the Purchaser and the Seller with respect to the matters set forth in this Agreement (other than matters to be resolved by the Independent Accountant as set forth in Section
2.06 and Article VII), the party initiating the dispute shall notify the other party (the "Receiving Party") in writing of the matter or matters in dispute (such notification in writing shall hereinafter be referred to as the "Arbitration Notice"). The parties shall first use their commercially reasonable efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within thirty (30) days of the receipt of the Arbitration Notice by the Receiving Party, either party shall then have the option to initiate arbitration proceedings as hereinafter provided which shall be the sole and exclusive procedure for the resolution of any such dispute, except as set forth in the last sentence of this Section 13.13, Section 2.06, and Article VII. Within ten (10) calendar days after receipt by one party of written notice from the other party that it is submitting the matter to arbitration, each party shall designate in writing one (1) arbitrator to resolve the dispute. The two arbitrators so designated shall, in turn, jointly select a third arbitrator (the "Neutral Arbitrator") within twenty (20) calendar days of their designation, with the third arbitrator to be selected in accordance with the procedure established by the American Arbitration Association. Each of the arbitrators shall be a professional experienced in commercial and business affairs who is not an employee, consultant, officer or director of any party hereto or any Affiliate of any party to this Agreement and shall not have received any compensation, directly or indirectly, from any party hereto or any Affiliate of any party to this Agreement during the two (2) year period preceding the Closing Date. The arbitration shall be governed by the commercial arbitration rules of the American Arbitration Association with limited discovery in the discretion of the Neutral Arbitrator; provided, however, that the arbitrators shall have sole discretion with regard to the admissibility of evidence. Delaware law shall otherwise govern in all arbitration proceedings. The arbitrators shall use their reasonable best efforts to rule on each disputed issue within thirty (30) calendar days after the completion of the hearings. The determination of the arbitrators as to the resolution of any dispute shall be binding and conclusive upon all parties hereto and shall not be appealable. All rulings of the arbitrators shall be in writing supported by reasons and shall be delivered to the parties hereto. Each party shall pay the fees and expenses of its respective designated arbitrator and the parties shall share equally in paying the fees and expenses of the Neutral Arbitrator. The arbitrator shall not be permitted to award damages in excess of the amounts set forth in Section 8.04. The parties agree that an action to compel arbitration pursuant to this Agreement must be brought in a court of competent jurisdiction located in the State of Delaware, County of Newcastle and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Delaware for purposes of compelling arbitration. Any arbitration award may be entered in and enforced by any court having jurisdiction thereof and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Delaware for purposes of the enforcement of any arbitration award. Except as set forth in Section 2.06 and
Article VII, the procedures set forth in this section shall be the sole and exclusive procedures for the resolution of disputes arising under this Agreement; provided, however, that a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo.

      13.14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      13.15. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                   [Signatures appear on the following page.]

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   SELLER:

                                   FAIRLANE CREDIT LLC

                                   By: /s/ Malcolm Sutherland
                                       -------------------------------

                                   Name: Malcolm Sutherland
                                         -----------------------------

                                   Title: Director
                                          ----------------------------

                                   PARENT:

                                   FORD MOTOR CREDIT COMPANY

                                   By: /s/ John Noone
                                       -------------------------------

                                   Name: John Noone
                                         -----------------------------

                                   Title: Vice President-International
                                          ----------------------------

                                   PURCHASER:

                                   TRIAD ACQUISITION CORP.

                                   By: /s/ J. Randy Staff
                                       -------------------------------

                                   Name: J. Randy Staff
                                         -----------------------------

                                   Title: Chairman and CEO
                                          ----------------------------

                                   TRIAD HOLDINGS, INC.

                                   By: /s/ J. Randy Staff
                                       -------------------------------

                                   Name: J. Randy Staff
                                         -----------------------------

                                   Title: Chairman and CEO
                                          ----------------------------